Exhibit 99.1

Independent Auditor's Report

To the Member of
DESRI II Acquisition Holdings, L.L.C. and Subsidiaries

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the accompanying consolidated financial statements of DESRI II Acquisition Holdings, L.L.C. and its subsidiaries (collectively, “DESRI II Acquisition Holdings, L.L.C and Subsidiaries” or the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020 and the related consolidated statements of operations, redeemable non-controlling interests and equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ CohnReznick LLP

New York, New York
April 20, 2022

DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Years Ended December 31,
	2021	2020
Revenues	$10,807	$10,929
Operating costs and expenses:
Operations and maintenance	1,954	1,850
Depreciation and amortization	4,071	4,060
General and administrative	385	443
Total Operating Costs and Expenses	6,410	6,353
Operating Income / (Loss)	4,397	4,576
Other income / (expenses):
Net realized and change in unrealized gains / (losses) on derivative financial instruments	1,291	(3,581)
Interest expense	(1,044)	(1,512)
Other income / (expense), net	1	13
Total Other Income / (Expenses)	248	(5,080)
Net Income / (Loss)	4,645	(504)
Net (income) / loss attributable to non-controlling interest	(56)	13,324
NET INCOME / (LOSS) ATTRIBUTABLE TO DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES	$4,589	$12,820

The accompanying notes are an integral part of these consolidated financial statements.

DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2021	2020
ASSETS
Cash	$1,400	$834
Restricted cash	1,228	2,272
Accounts receivable	470	541
Property, plant and equipment, net	82,366	86,309
Intangible asset, net	1,021	1,113
Due from related parties	27	—
Other assets	1,009	1,116
TOTAL ASSETS	$87,521	$92,185

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Accounts payable	$78	$82
Accrued liabilities	96	154
Derivative liabilities	4,736	7,249
Debt, net of unamortized deferred financing costs	39,494	42,906
Asset retirement obligations	2,465	2,337
Due to related parties	42	440
Other liabilities	110	48
TOTAL LIABILITIES	47,021	53,216

Commitments and contingencies
Redeemable non-controlling interest	—	693

EQUITY
Member's equity	40,346	38,276
Non-controlling interest	154	—
TOTAL EQUITY	40,500	38,276
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND EQUITY	$87,521	$92,185

The accompanying notes are an integral part of these consolidated financial statements.

DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Years Ended December 31, 2021 and 2020
(in thousands)

	Redeemable Non-Controlling Interest	Member's Equity	Non-Controlling Interest	Total Equity
Balance at January 1, 2020	$13,608	$28,738	$—	$28,738
Contributions	409	—	—	—
Distributions	—	(3,282)	—	(3,282)
Net income / (loss)	(13,324)	12,820	—	12,820
Balance at December 31, 2020	$693	$38,276	$—	$38,276
Distributions	—	(2,519)	—	(2,519)
Repurchase of redeemable non-controlling interest	(595)	—	—	—
Transfer of redeemable non-controlling interest	(149)	—	149	149
Net income / (loss)	51	4,589	5	4,594
BALANCE AT DECEMBER 31, 2021	$—	$40,346	$154	$40,500

The accompanying notes are an integral part of these consolidated financial statements.

DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income / (loss)	$4,645	$(504)
Adjustments to reconcile net income / (loss) to net cash provided by / (used in) operating activities:
Depreciation and amortization	4,071	4,060
Amortization of intangible asset	92	93
Net unrealized (gains) / losses on derivative financial instruments	(2,513)	2,661
Amortization of deferred financing costs and effective interest rate adjustment	225	244
Changes in operating assets and liabilities:
Accounts receivable	71	(62)
Other assets	107	79
Accounts payable and accrued liabilities	(62)	(33)
Due from / to related parties	(137)	(334)
Other liabilities	62	(2)
Net Cash Provided By / (Used In) Operating Activities	6,561	6,202

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	—	(337)
Net Cash Provided By / (Used In) Investing Activities	—	(337)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of borrowings	(3,637)	(3,574)
Distributions to member	(2,488)	(3,282)
Distributions to redeemable non-controlling interest	(288)	—
Payment for redemption of redeemable non-controlling interest	(626)	—
Net Cash Provided By / (Used In) Financing Activities	(7,039)	(6,856)

Net Increase / (Decrease) in Cash and Restricted Cash	(478)	(991)
Cash and Restricted Cash - Beginning of Period	3,106	4,097
CASH AND RESTRICTED CASH - END OF YEAR	$2,628	$3,106

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	820	1,271
Loss on repurchase of redeemable non-controlling interest	31	—
Change in accrued distributions to redeemable non-controlling interest	(288)	(409)

The accompanying notes are an integral part of these consolidated financial statements.

DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

1. ORGANIZATION AND NATURE OF BUSINESS

Company Overview

DESRI II Acquisition Holdings, L.L.C. (“DESRI II Acquisition Holdings”), a Delaware limited liability company, directly and/or indirectly holds interest in entities that acquire, own, develop, operate, and/or sell electricity produced by various photovoltaic power generation projects (“Project(s)”). DESRI II, L.L.C., a Delaware limited liability company (the “Sole Member”), is the sole owner of DESRI II Acquisition Holdings. DESRI II Acquisition Holdings and its subsidiaries, including the “DESRI II Entities”, as defined and discussed further below, are collectively referred to as the company (the “Company”).

The following is a summary of the Project(s) owned by indirect subsidiaries of DESRI II Acquisition Holdings (“DESRI II Entity(ies)”), each of which is a Delaware limited liability company:

Keystone Solar LLC (“Keystone”) – Keystone owns and operates a five megawatt (“MW(s)”) Project located in East Drumore, Pennsylvania (the “Keystone Project”). The Keystone Project qualified for certain tax and Pennsylvania state grants in connection with its development costs. DESRI II Acquisition Holdings, indirectly, holds a 100 percent ownership interest in Keystone.

Kalaeloa Solar Two, LLC (“KS2”) – KS2 owns and operates a five MW Project located in Kapolei, Hawaii (the “KS2 Project”). A portion of the KS2 Project development costs qualified for certain ITCs and Hawaii energy credits. DESRI II Acquisition Holdings indirectly holds a 100 percent ownership interest in KS2.

Lake County Solar LLC (“LCS”) – LCS owns and operates a four MW Project located in East Chicago, Indiana and Griffith, Indiana. DESRI II Acquisition Holdings indirectly holds a 100 percent ownership interest in LCS.

Tulare PV Holdco, L.L.C. (“Tulare Holdco”) – Tulare Holdco indirectly owns 100 percent ownership interests in two DESRI II Entities, which own and operate Projects located in Tulare County, California (the “Tulare Projects”) with a total capacity of 18 MWs. A portion of the Tulare Projects’ development costs qualified for the ITC. Until 2021 a certain tax equity investor (the “Tax Equity Investor”) owned a non-controlling interest in Tulare Holdco entitling it to 99 percent of the taxable profits and losses prior to January 1, 2028 and 4.95 percent thereafter. The Company had an option to purchase the Tax Equity Investor’s interest (“Purchase Option”), which it exercised on April 7, 2021 (“Tulare Holdco buyout date”). On the Tulare Holdco buyout date, an indirect wholly-owned subsidiary of DESRI II Acquisition Holdings purchased 80 percent interest of the Tax Equity Investor and the remaining 20 percent was assigned to a new investor by the foregoing Tax Equity Investor. The new investor is entitled to 1 percent of income or losses of Tulare Holdco.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements of DESRI II Acquisition Holdings include the accounts and operations of entities for which DESRI II Acquisition Holdings has a controlling financial interest. Upon consolidation, all intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made in the consolidated financial statements include, but are not limited to: (i) the useful lives of property, plant and equipment; (ii) valuation of derivative instruments; (iii) long-lived asset impairment tests; (iv) valuation of asset retirement obligations (“ARO(s)”); and (v) valuation of redeemable non-controlling interest. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from those estimates.

Market Risks

The Company is subject to market risks associated with, among other things: (i) price movements of energy commodities and credit associated with its commercial activities; (ii) reliability of its systems, procedures, and other infrastructure necessary to operate the business; (iii) changes in laws and regulations; (iv) weather conditions; (v) financial market conditions and access to and pricing of capital; (vi) the creditworthiness of its counterparties; (vii) ability to meet obligations under debt requirements; and (viii) the successful operation of power markets.

Variable Interest Entities

The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity. However, a controlling financial interest may also exist through arrangements that do not involve controlling voting interests, when an entity is insufficiently capitalized, or when an entity is not controlled through its voting interests, which is referred to as a variable interest entity (“VIE(s)”).

VIEs are primarily entities that lack sufficient equity to finance their activities without additional financial support from other parties or entities whose equity holders, as a group, lack one or more of the following characteristics: (a) direct or indirect ability to make decisions, (b) obligation to absorb expected losses, or (c) right to receive expected residual returns. Entities that are determined to be VIEs must be evaluated qualitatively to determine the primary beneficiary, which is the reporting entity that has (i) the power to direct activities of a VIE that most significantly affect the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. Until Tulare Holdco buyout date, Tulare Holdco was a VIE, and a certain other consolidated entity had a controlling financial interest, and as such, had been determined to be the primary beneficiary of the VIE.

Non-Controlling Interests and Redeemable Non-Controlling Interest

Until 2021, redeemable non-controlling interest represented third-party investor interests in the net assets of Tulare Holdco under a “tax equity” contractual arrangement entered into in order to finance the costs of the Tulare Projects eligible for certain tax credits. Tulare Holdco had determined that this contractual arrangement represented a substantive profit-sharing arrangement and that income or loss should be attributed to the redeemable noncontrolling interest in each period using a balance sheet approach referred to as the hypothetical liquidation at book value (“HLBV”) method.

During that time, the Tax Equity Investor was entitled to receive 99 percent of taxable profits, losses, and tax credits of the project as determined for federal income tax purposes until a specified date and 4.95 percent of the taxable profits and losses thereafter.

The Tax Equity Investor was also entitled to a priority return of two percent of its investment per year until February 2019 and 4.95 percent of net operating cash flows thereafter.

Under the HLBV method, the amounts of income or loss attributed to the redeemable non-controlling interest in the consolidated statements of operations for a reporting period reflect changes between the amount the Tax Equity Investor would hypothetically receive as of the beginning and as of the end of the reporting period under the liquidation provisions of the contractual arrangement, assuming their net assets were liquidated at recorded amounts, and after taking into account any capital transactions, such as contributions or distributions, between Tulare Holdco and its Tax Equity Investor.

The Company had an option to purchase the Tax Equity Investor’s interest (“Purchase Option”) for a six-month period, six years subsequent to the completion of the project construction. The purchase price was an amount equal to the unpaid Tax Equity Investor’s priority return plus the greater of the fair market value of the Tax Equity Investor’s interest and a specific amount as defined in the agreement. If the Purchase Option was not exercised prior to the expiration date, the Tax Equity Investor had the right to withdraw from Tulare Holdco (“Withdrawal Right”) at any date during a six-month period six years subsequent to the completion of the Project construction at a price equal to the unpaid Tax Equity Investor’s priority return plus the lesser of the fair market value of the Tax Equity Investor’s interest and a specific amount as defined in the agreement. The Purchase Option and Withdrawal Right embedded in the redeemable non-controlling interest did not qualify for separate accounting. As the redemption of the Tax Equity Investor’s non-controlling interest was outside Tulare Holdco’s control, DESRI II Acquisition Holdings classified such non-controlling interest with redemption features outside of permanent equity on the consolidated balance sheets as redeemable non-controlling interest. Redeemable non-controlling interest was reported using the greater of the carrying value as of each reporting date as determined by applying the HLBV method and the estimated redemption value.

The Company exercised its Purchase Option on April 7, 2021, whereby an indirect wholly-owned subsidiary of DESRI II Acquisition Holdings purchased 80 percent interest of the Tax Equity Investor and the remaining 20 percent was assigned to a new investor by the foregoing Tax Equity Investor. The new investor is entitled to 1 percent of income or losses of Tulare Holdco. The profits and losses for the new investor are not allocated on the basis of HLBV. Accordingly, income and loss are attributed to these non-controlling interests based on their percentage ownership in the respective Consolidated Entity

Cash and Restricted Cash

Cash consists of bank deposits held in checking and savings accounts. Restricted cash consists of cash balances held in checking and savings accounts for which the use of funds, as required by the Company’s lease, debt, and tax equity agreements, is restricted to meet reserve requirements and future obligations. Restricted cash may include cash held for liquidity reserves, debt service payments, and to fund operating expenditures. The payment of expenditures may be subject to supervision and approval by the respective lender(s).

Cash and restricted cash as reported on the consolidated statements of cash flows includes the aggregate amounts of cash and restricted cash as shown on the consolidated balance sheets, if any.

Cash and restricted cash as reported on the consolidated statements of cash flows consists of (in thousands):

	December 31,
	2021	2020
Cash	$1,400	$834
Restricted cash	1,228	2,272
TOTAL	$2,628	$3,106

Fair Value Measurement

Fair value is the price that would be received for an asset or the amount paid to transfer a liability (an exit price) within the principal or most advantageous market for such asset or liability as part of an orderly transaction between market participants on the measurement date.

The Company determines the fair value of its assets and liabilities based on a fair value hierarchy, which requires the Company to maximize the use of relevant observable inputs and minimize the use of unobservable inputs. Observable inputs are inputs that are developed using market data, such as publicly available information about actual events or transactions, and reflect the assumptions that market participants would use when pricing an asset or a liability. Unobservable inputs are inputs for which market data is not available and that are developed using the best information available about the assumptions that market participants would use when pricing an asset or a liability. The fair value hierarchy gives the highest priority to observable inputs (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below.

Level 1 – Financial instruments with unadjusted, quoted market prices in active markets for identical assets or liabilities;

Level 2 – Financial instruments with valuations that have observable inputs other than Level 1, such as quoted market prices for similar assets or liabilities, quoted market prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Financial instruments with valuations that have unobservable inputs that are significant to the determination of the fair value of the assets or liabilities.

Concentration of Credit Risk

The Company’s PPAs and derivative financial instruments potentially subject the Company to concentrations of credit risk. The Company derives a large portion of its revenues from a small number of large public utility and other electricity and gas company counterparties. For each of the years ended December 31, 2021 and 2020, the Projects derived substantially all of their revenue from five customers under their respective PPAs. The Company has experienced no material credit losses to date related to its electricity and renewable energy credit (“REC(s)”) sales, and does not anticipate material credit losses to occur in the future.

Accounts Receivable

Accounts receivable are recorded at invoiced amounts, net of allowances for doubtful accounts, are unsecured, and do not bear interest. Accounts receivable also include earned amounts not yet invoiced as of the end of the reporting period.

The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience. In circumstances where the Company is aware of a specific counterparty’s inability to meet its financial obligations, the Company records a specific reserve for bad debts against amounts due to reduce the net recognized receivable to the amount it reasonably believes will be collected. There was no allowance for doubtful accounts recorded as of December 31, 2021 and 2020.

Derivative Financial Instruments and Risk Management Activities

As required by its financing arrangement, the Company uses derivative financial instruments to manage its exposure to fluctuations in interest rates. The Company currently does not engage in speculative derivative activities or derivative trading activities.

The Company uses interest rate swap agreements to convert anticipated cash interest payments under its variable rate financing arrangement to a fixed-rate basis. These agreements involve the receipt of variable payments in exchange for fixed payments over the term of the agreements without the exchange of the underlying principal amounts.

The Company records all derivative financial instruments on the consolidated balance sheets at their respective fair values. The estimated fair values of derivative financial instruments are calculated based on market rates. These values represent the estimated amounts the Company would receive or pay on termination of agreements, taking into consideration current market rates and the current creditworthiness of the counterparty and the Company. The Company has not formally documented or designated its interest rate swaps as hedges and therefore does not apply hedge accounting to these instruments. All derivative financial instruments have been marked-to-market and the related realized and change in unrealized gain or loss is included in net realized and change in unrealized gains / (losses) on derivative financial instruments in the consolidated statements of operations. There was no cash collateral received or pledged as of December 31, 2021 and 2020 related to the Company’s derivative financial instruments.

Property, Plant and Equipment, Net

Property, plant and equipment acquired have been recorded at (i) cost or (ii) relative fair value as of the date of an asset acquisition and are presented net of accumulated depreciation and amortization. In addition, the carrying value of property, plant and equipment includes the estimated amount of AROs incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Repair and maintenance activities are expensed as incurred. Project equipment, related assets, and buildings are depreciated over their estimated useful lives of 30 years on a straight-line basis.

Non-energy Project-related assets are depreciated over their estimated useful lives that range from three to seven years on a straight-line basis.

Intangible Asset, Net

Certain costs incurred related to the construction of interconnection facilities, as required by one of the Company’s PPAs, are amortized against revenues over a period of 20 years. As of December 31, 2021 and 2020, the costs of the related assets were $1.9 million, with accumulated amortization of $0.9 million and $0.8 million, respectively. The Company recorded amortization expense of $0.1 million for each of the years ended December 31, 2021 and 2020, which is included as part of revenues on the consolidated statements of operations. No impairment has been recognized for the years ended December 31, 2021 and 2020.

Grants

Certain Projects were eligible to receive U.S. Treasury grants under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended by the Tax Relief Unemployment Insurance Reauthorization and Job Creation Act of December 2010. The Company applied for and received a grant based on 30 percent of the tax basis of eligible property. If it becomes probable that a grant is required to be repaid, the Company will assess whether it is necessary to derecognize any grant (or portion thereof).

Grants are recorded as a reduction to property, plant and equipment, net on the consolidated balance sheets and are amortized as a corresponding reduction to depreciation expense over the estimated life of the related assets. There are no grant receivables as of December 31, 2021 and 2020.

Asset Retirement Obligations

Pursuant to certain agreements to lease land on which the Company operates its Projects, as well as applicable permits, the Company is required to decommission its Projects and provide for reclamation of the leased property upon the expiration, termination, or cancellation of the lease agreements or cessation of commercial operation of the Projects. Accordingly, such agreements give rise to AROs that are required to be recorded in the consolidated financial statements at fair value.

The Company records the fair value of an ARO as a liability, with an offsetting cost capitalized as part of the carrying value of the related property, plant and equipment in the period in which a legal obligation associated with the retirement of tangible long-lived assets is incurred. Fair value is calculated utilizing the expected present value technique. This includes a marketplace assessment of the amounts estimated to be required to settle the liability at the date the obligation was established. An inflation factor is applied to the estimate to determine the amount required to settle the obligation in the future. This amount is then discounted using the current interest rate, which takes into consideration the Company’s credit risk, to determine the fair value of the liability. The ARO liability is accreted at the end of each period to reflect the passage of time.

Measurement of AROs requires a significant number of assumptions and estimates (including credit-adjusted risk free rate, estimated costs to remove, and inflation rate) that can change over time. Accordingly, the Company periodically reevaluates these estimates. Changes in the estimated amounts of AROs are recognized as adjustments to the cost of the related property, plant and equipment, and could materially change the value of the obligation.

Impairment of Long-Lived Assets

Long-lived assets consist of property, plant and equipment assets. The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets or the related asset groups may not be recoverable, or that the useful life is shorter than originally estimated. Recoverability of these assets or asset groups is measured by comparison of (i) the carrying amount of assets or asset groups that have cash flows largely independent of cash flows of other groups of assets and liabilities to (ii) the future undiscounted cash flows that the assets are expected to generate over their remaining lives. If the carrying amount of the assets is not recoverable, the amount of impairment, if any, is measured as the difference between the carrying value and the fair value of the impaired assets. If the Company determines that the remaining useful life is shorter than originally estimated, it amortizes the remaining carrying value over the new shorter useful life. No impairment has been recognized for the years ended December 31, 2021 and 2020.

Leases

In the ordinary course of business, the Company has entered into non-cancelable operating leases, such as land leases for its Projects. Rent abatements and escalations are recognized on a straight-line basis over the respective lease terms.

Deferred Financing Costs

Deferred financing costs represent external costs incurred to obtain debt financing. These costs are deducted from the carrying value of the associated debt and are amortized over the terms of the related debt agreements using the effective interest method. Amortization of deferred financing costs is included in interest expense on the consolidated statements of operations.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Revenue Recognition

The Company earns revenue primarily from selling the output from the Projects under long-term PPAs. The output consists of electricity and, to a lesser extent, RECs, which are tradable energy commodities that represent proof that electricity was generated from an eligible renewable energy resource. The Company’s PPAs are entered into for terms ranging from 15 to 20 years and require its off-takers to take all or a contracted portion of the output from the respective Projects for a stipulated price. Payments under PPAs are primarily based on volumes of electricity and RECs delivered, with rates subject to adjustments based on the timing and volume of delivery, and may be subject to certain “floor” or “ceiling” provisions. Certain PPAs contain non-cancelable off-taker commitments to pay for a specific volume of supply and outline minimum output levels to be delivered by the Company.

The Company has also indemnified certain counterparties, such as those who are required by state authorities to procure a specified number of RECs in future years, in the event they suffer losses due to the Company’s inability to deliver energy or RECs. The indemnification obligations generally require the Company to pay for the actual amount of losses incurred by these counterparties when they purchase replacement energy or RECs in the marketplace. Some of the indemnification obligations are limited by a contractually stated amount or the amount of the penalty imposed under state renewable portfolio legislation for non-compliance with certain requirements. Such indemnification obligations would be recorded only when the loss contingency is determined to be probable. In certain cases, off-takers could also terminate the PPA or reduce the contractual prices. Additional indemnification provisions are based on the Company’s compliance with certain requisite operating characteristics of the solar energy facilities.

The Company has evaluated its PPAs to determine whether they have an embedded lease. A lease of a facility is deemed to exist when a single off-taker has the ability or right to operate the facility, control physical access, or is entitled to obtain substantially all the output from the facility at a price that is neither contractually fixed per unit of output nor equal to the current market price per unit of output, including both electricity and RECs. The Company has also assessed whether the embedded lease is an operating or sales-type lease based upon its terms and characteristics and determined that its PPAs are operating leases and as a result, recognizes revenue as contingent rental income in the consolidated statements of operations when the output is delivered.

Income Taxes

The Company is a flow-through entity for tax purposes and, therefore, is not subject to federal or state income taxes. Accordingly, no provision for income taxes is reflected in the consolidated financial statements.

For certain eligible projects, the Company benefits from ITCs under Section 48(a) of the Internal Revenue Code. The amount of the ITCs is equal to 30 percent of the value of eligible property. The ITCs are allocated to members because the Company is a flow-through entity and is not subject to federal or state income taxes; therefore, there are no amounts reflected in these consolidated financial statements for the ITCs.

The consolidated financial statements reflect the effect of any uncertain tax positions. Such uncertain tax positions are measured against the more likely than not threshold, based on whether those positions would be expected to be sustained if examined by the relevant tax authority. With respect to any tax positions that do not meet the more likely than not threshold, a corresponding liability, including interest and penalties, is recorded in the consolidated financial statements. While the taxing authority in any jurisdiction may not agree with the tax positions adopted, the Company does not expect that any assessments would be material to its financial position if the taxing authority did not agree with such positions. There were no reserves recognized for uncertain tax positions as of December 31, 2021 and 2020.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02 (“ASU No. 2016-02”), Leases (Topic 842). Current U.S. GAAP requires lessees and lessors to classify leases as either capital leases or operating leases. Lessees recognize assets and liabilities for capital leases but do not recognize assets and liabilities for operating leases. ASU No. 2016-02 requires lessees to recognize assets and liabilities for all leases (with an exception for short-term leases) and will be effective for private entities for fiscal years beginning after December 15, 2021, and interim periods thereafter. ASU No. 2016-02 must be applied using a modified retrospective approach, and will not impact any prior comparative periods. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU No. 2020-04”). ASU No. 2020-04 is elective and provides expedients to facilitate financial reporting for the anticipated transition from the London Inter-bank Offered Rate (“LIBOR”) and other interbank reference rates. The optional expedients are effective for modification of existing contracts or new arrangements executed between March 12, 2020 and December 31, 2022. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

3. FAIR VALUE MEASUREMENT

The Company uses several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical or comparable assets and liabilities for those assets and liabilities that are measured at fair value on a recurring basis. Certain financial instruments may be valued using multiple inputs, including discount rates, counterparty credit ratings, and credit enhancements. The assessment of the significance of any particular input to the fair value measurement requires judgment and may affect the fair value measurement of assets and liabilities and the placement of those assets and liabilities within the fair value hierarchy levels. Non-performance risk, including the consideration of a credit valuation adjustment, is also considered in the determination of fair value for all assets and liabilities measured at fair value. There were no transfers between Levels 1, 2, or 3 for the years ended December 31, 2021 and 2020.

Interest Rate Swaps— The Company estimates the fair value of its interest rate swap derivatives using a discounted cash flow valuation technique based on the net amount of estimated future cash flows related to the swap agreements. The primary inputs used in the fair value measurement include the contractual terms of the derivative agreements, current interest rates, and credit spreads. The significant inputs for the resulting fair value measurement are market-observable inputs, and as such, the swaps are classified as Level 2 in the fair value hierarchy.

The Company has categorized its financial assets and liabilities measured at fair value on a recurring basis based upon the fair value hierarchy as follows (in thousands):

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Financial Liabilities
Derivative liabilities	$—	$4,736	$—	$4,736
TOTAL	$—	$4,736	$—	$4,736

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Financial Liabilities
Derivative liabilities	$—	$7,249	$—	$7,249
TOTAL	$—	$7,249	$—	$7,249

4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consists of the following (in thousands):

	December 31,
	2021	2020
Facilities	$133,969	$133,969
Less: Grants	(17,996)	(17,996)
Facilities, net	115,973	115,973
Furniture, fixtures, vehicles, and other	73	73
	116,046	116,046
Less: Accumulated depreciation	(33,680)	(29,737)
TOTAL	$82,366	$86,309

Depreciation expense for the years ended December 31, 2021 and 2020 was $3.9 million and $3.9 million, respectively.

5. DEBT, NET OF UNAMORTIZED DEFERRED FINANCING COSTS

Keystone Credit Facilities

The Company is party to a financing agreement which provides for a term loan (the “Keystone Term Loan”) of $11.7 million and a commitment to provide up to $1.3 million in letters of credit (the “Keystone LC Facility”). The Keystone Term Loan accrues interest at a rate of three-month LIBOR plus 2.00 percent until the maturity date on December 21, 2022. As of December 31, 2021 and 2020, $1.3 million of the Keystone LC Facility was issued but not drawn. Once drawn, borrowings accrue interest at a rate of three-month LIBOR plus 2.00 percent and the full balance is due upon the earlier of one year after issuance or December 21, 2022.

Kalaeloa Credit Facilities

The Company is party to a financing agreement, which provides for a term loan (the “Kalaeloa Term Loan”) in the amount of $13.5 million, a revolver loan in the amount of $1.3 million (the“Kalaeloa Revolver Loan”), and a commitment to provide up to $0.5 million in letters of credit (the “Kalaeloa LC Facility”). The Kalaeloa Term Loan incurs interest of three-month LIBOR plus 1.50 percent through June 2022, three-month LIBOR plus 1.75 percent after June 2022 through June 2028, and LIBOR plus 2.00 percent thereafter until the loan matures on June 28, 2028. As of December 31, 2021 and 2020, $0.5 million of the Kalaeloa LC Facility was issued but not drawn. Once drawn, borrowings accrue interest at a rate of three-month LIBOR plus 1.50 percent and the full balance is due upon the earlier of one year after being drawn or June 28, 2028. There were no amounts drawn on the Kalaeloa Revolver Loan as at December 31, 2021 and 2020. Interest on the Kalaeloa Revolver Loan is payable at a rate of three-month LIBOR plus 1.50 percent and matures on June 28, 2028.

Tulare Credit Facilities

The Company is party to a financing agreement, which provides for a term loan (the “Tulare Term Loan”) in the amount of $34.7 million, a revolver loan (the “Tulare Revolver Loan”) in the amount of $2.3 million, and a commitment to provide up to $0.5 million in letters of credit (the “Tulare LC Facility”). The Tulare Term Loan accrues interest at a rate of three-month LIBOR plus 1.50 percent without any escalation through the maturity date of November 17, 2027.

As of December 31, 2021 and 2020, $0.5 million of the Tulare LC Facility was issued but not drawn. Once drawn, borrowings accrue interest at a rate of three-month LIBOR plus 1.50 percent and the full balance is due upon the earlier of one year after being drawn or November 17, 2027. There were no amounts drawn on the Tulare Revolver Loan as at December 31, 2021 and 2020. Interest on the Tulare Revolver Loan is payable at a rate of three-month LIBOR plus 1.50 percent and matures on November 17, 2027.

The following table summarizes the debt outstanding as of December 31, 2021 and 2020 and the applicable interest rates for the years ended December 31, 2021 and 2020:

	Principal as of		Interest Rate
	December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Keystone Term Loan	$5,662	$6,639	L + 2.00% (1)	L + 2.00% (1)
Kalaeloa Term Loan	10,258	11,293	L + 1.50% (1)	L + 1.50% (1)
Tulare Term Loan	24,255	25,880	L + 1.50% (1)	L + 1.50% (1)
	40,175	43,812
Less: Unamortized deferred financing costs	(897)	(1,138)
Add: Effective interest rate liability	216	232
TOTAL	$39,494	$42,906

(1) "L" reflects the three-month LIBOR paid, which ranged from 0.13 percent to 0.26 percent and 0.22 percent to 1.95 percent during the years ended December 31, 2021 and 2020, respectively.

The loan agreements require semi-annual payments of principal and quarterly payments of interest and is secured by the Projects. The loan agreements contain certain default and related acceleration provisions. Such provisions include but are not limited to the failure to make required payments or to comply with other covenants in the loan agreements and related documents, certain actions by the Company under specified agreements relating to the Projects or the loan agreements and certain bankruptcy-related events.

The aggregate expected future debt repayments as of December 31, 2021 are as follows (in thousands):

2022	$8,487
2023	2,828
2024	2,887
2025	2,594
2026	2,668
Thereafter	20,711
TOTAL	$40,175

Interest expense, effective interest rate adjustment, commitment/letter of credit fees and amortization of deferred financing costs are recorded in the consolidated statements of operations as follows as follows (in thousands):

	Years ended December 31,
	2021	2020
Interest expense	$(762)	$(1,210)
Effective interest rate adjustment	15	14
Commitment/letter of credit fees	(56)	(58)
Amortization of deferred financing costs	(241)	(258)
TOTAL	$(1,044)	$(1,512)

6. DERIVATIVE FINANCIAL INSTRUMENTS

The Company typically enters into interest rate swaps for approximately 100 percent of the amount of debt outstanding. The Company’s interest rate swaps are settled periodically by quarterly payments, expire between 2022 and 2033, and reflect fixed rates ranging from 1.14 percent to 4.56 percent. The Company’s aggregate notional amounts as of December 31, 2021 and 2020 are $40.2 million and $43.8 million, respectively. For the years ended December 31, 2021 and 2020, the Company recognized a loss of $1.2 million and $0.9 million, respectively, from the settlement of derivative financial instruments, and this is reflected in net realized and change in unrealized gains / (losses) on derivative financial instruments on the consolidated statements of operations.

7. ASSET RETIREMENT OBLIGATIONS

The following table presents a reconciliation of the beginning and ending aggregate carrying amounts of AROs for the years ended December 31, 2021 and 2020 (in thousands):

	Years ended December 31,
	2021	2020
Beginning balance	$2,337	$2,215
Accretion	128	122
TOTAL	$2,465	$2,337

The AROs are accreted over periods ranging from 20 to 26 years. Accretion expense is included in depreciation and amortization on the consolidated statements of operations for the years ended December 31, 2021 and 2020.

8. CAPITAL

All items of income, gain, loss, deduction, or credit of the Company are allocated to its member in accordance with the terms of the operating agreement. Pursuant to the operating agreement, the Sole Member may make additional capital contributions to DESRI II Acquisition Holdings at any time and such contributions do not imply any obligation to make further contributions. The member is not liable for the obligations or liabilities of the Company, except to the extent of its capital contributions.

9. VARIABLE INTEREST ENTITIES

Up to Tulare Holdco buyout date, a certain consolidated entity was determined to be the primary beneficiary of a VIE, as it had the obligation to absorb losses or receive benefits that are significant to the entity, it had power over the entity and it provided certain strategic management services (including executive strategy, administration, financing, and management of operations and maintenance and construction activities). Accordingly, the consolidated financial statements for the year ended December 31, 2020 included the financial position and results of operations of the VIE. The liabilities recognized as a result of combining the above VIE did not necessarily represent additional claims on the Company’s general assets outside of the VIE; rather, they represented claims against the specific assets of the consolidated VIE. Conversely, assets recognized as a result of consolidating the VIE did not necessarily represent additional assets that could be used to satisfy claims against the Company’s general assets.

The total VIE assets and liabilities reflected on the Company’s consolidated balance sheets as of December 31, 2021 and 2020 are as follows (in thousands):

	December 31,
	2021	2020
TOTAL ASSETS	$—	$50,868
TOTAL LIABILITIES	$—	$32,129

After Tulare Holdco buyout date, Tulare Holdco is no longer a VIE, but continues to be included in the consolidated financial statements for the year ended December 31, 2021 under voting interest model.

10. COMMITMENTS AND CONTINGENCIES

Land Lease Agreements

Certain DESRI II Entities have entered into agreements to lease or sublease land on which to operate the Projects. The initial terms of the leases range from 20 to 26 years, with options to extend the term of certain leases. The leases require monthly or annual minimum lease payments, as defined in the respective lease agreements. Rental expense under the land leases for the years ended December 31, 2021 and 2020 was $0.8 million and $0.8 million, respectively, which is included in operations and maintenance expense on the consolidated statements of operations. Future minimum lease payments under the Company’s operating leases as of December 31, 2021 are as follows (in thousands):

2022	$697
2023	737
2024	738
2025	739
2026	740
Thereafter	6,075
TOTAL	$9,726

Impact of Global Economic Conditions

A novel coronavirus outbreak (“COVID-19”), categorized by the World Health Organization as a pandemic in March 2020, has resulted in increased volatility in the financial markets and material disruptions to travel and global business activities. As of the date the consolidated financial statements were available to be issued, the Company’s operations have not been materially impacted by COVID-19 pandemic, global supply chain disruptions or labor shortages. The extent and magnitude of any future impact on the Company will depend on many factors, including the duration, spread and evolution of the pandemic and the prolonging of the global supply chain and labor disruptions, all of which are highly uncertain and cannot be predicted. The Company is continuing to monitor the situation and will take appropriate actions as required to minimize the impact of these events on the Company’s consolidated financial condition, results of operations, or cash flows.

11. RELATED PARTY TRANSACTIONS

Management Fees

Certain affiliates of the Company provide services to the Company, including administrative, supervisory, management, and accounting services. The services performed are pursuant to a management agreement with the Company or affiliates of the Company. For the years ended December 31, 2021 and 2020, the Company recognized $0.2 million and $0.2 million of costs, respectively, related to such services, which are included in general and administrative expenses on the consolidated statements of operations. As of December 31, 2021 and 2020, the outstanding amounts payable to such affiliates related to these services were nil and $15,000, respectively, which are included in due to related party on the consolidated balance sheets.

Costs Paid on Behalf of the Company

Occasionally, third-party costs are paid by certain affiliates on behalf of the Company. As of December 31, 2021 and 2020, the outstanding amounts payable to such affiliates were $42,000 and $0.1 million, respectively.

Accrued Distributions

As of December 31, 2021 and 2020, the Company has accrued distributions to Tax Equity Investor in the amount of nil and $0.3 million, respectively, and has included these amounts in due to related parties on the consolidated balance sheets.

12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 20, 2022, which is the date the consolidated financial statements were available to be issued.

Independent Auditor’s Report

To the Member of
DESRI V Acquisition Holdings, L.L.C. and Subsidiaries

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of DESRI V Acquisition Holdings, L.L.C. and its subsidiaries (collectively, “DESRI V Acquisition Holdings, L.L.C. and Subsidiaries” or the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020 and the related consolidated statements of operations, redeemable non-controlling interests and equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ CohnReznick LLP

New York, New York
April 20, 2022

DESRI V ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Years Ended December 31,
	2021	2020
Revenues	$14,268	$13,796
Operating costs and expenses:
Operations and maintenance	1,866	1,880
Depreciation and amortization	5,354	5,349
General and administrative	461	678
Total Operating Costs and Expenses	7,681	7,907
Operating Income / (Loss)	6,587	5,889
Other income / (expenses):
Net realized and change in unrealized gains / (losses) on derivative financial instruments	2,588	(6,382)
Interest expense	(2,525)	(3,193)
Other income / (expense), net	10	(18)
Total Other Income / (Expenses)	73	(9,593)
Net Income / (Loss)	6,660	(3,704)
Net (income) / loss attributable to non-controlling interest	16,875	4,014
NET INCOME / (LOSS) ATTRIBUTABLE TO DESRI V ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES	$23,535	$310

The accompanying notes are an integral part of these consolidated financial statements.

DESRI V ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2021	2020
ASSETS
Cash	$1,400	$1,111
Restricted cash	1,386	2,796
Accounts receivable	954	1,353
Property, plant and equipment, net	117,522	122,725
Intangible asset, net	2,736	2,995
Derivative assets	286	3
Due from related parties	4	149
Other assets	894	890
TOTAL ASSETS	$125,182	$132,022

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Accounts payable	$119	$85
Accrued liabilities	69	126
Derivative liabilities	8,281	12,629
Debt, net of unamortized deferred financing costs	70,553	75,137
Asset retirement obligations	2,904	2,753
Due to related parties	106	—
Other liabilities	15,228	15,954
TOTAL LIABILITIES	97,260	106,684

Commitments and contingencies
Redeemable non-controlling interest	—	18,581

EQUITY	27,922	6,757
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND EQUITY	$125,182	$132,022

The accompanying notes are an integral part of these consolidated financial statements.

DESRI V ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Years Ended December 31, 2021 and 2020
(in thousands)

	Redeemable Non-Controlling Interest	Equity
Balance at January 1, 2020	$25,458	$16,101
Distributions	(53)	(11,164)
Repurchase of redeemable non-controlling interest	(2,810)	1,510
Net income / (loss)	(4,014)	310
Balance at December 31, 2020	$18,581	$6,757
Distributions	—	(2,823)
Repurchase of redeemable non-controlling interest	(1,706)	453
Net income / (loss)	(16,875)	23,535
BALANCE AT DECEMBER 31, 2021	$—	$27,922

The accompanying notes are an integral part of these consolidated financial statements.

DESRI V ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income / (loss)	$6,660	$(3,704)
Adjustments to reconcile net income / (loss) to net cash provided by / (used in) operating activities:
Depreciation and amortization	5,354	5,349
Loss on extinguishment of debt	—	31
Amortization of intangible asset	259	258
Net unrealized (gains) / losses on derivative financial instruments	(4,631)	4,825
Amortization of deferred financing costs and effective interest rate adjustment	361	308
Changes in operating assets and liabilities:
Accounts receivable	399	(289)
Other assets	(4)	(44)
Accounts payable and accrued liabilities	(23)	(6)
Due from / to related parties	251	(219)
Other liabilities	(726)	(694)
Net Cash Provided By / (Used In) Operating Activities	7,900	5,815

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	9,824
Repayment of borrowings	(4,945)	(2,973)
Distributions to member	(2,823)	(11,164)
Repurchase of redeemable non-controlling interests	(1,253)	(1,300)
Distributions to redeemable non-controlling interest	—	(395)
Payment of deferred financing costs	—	(394)
Net Cash Provided By / (Used In) Financing Activities	(9,021)	(6,402)

Net Increase / (Decrease) in Cash and Restricted Cash	(1,121)	(587)
Cash and Restricted Cash - Beginning of Period	3,907	4,494
CASH AND RESTRICTED CASH - END OF YEAR	$2,786	$3,907

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	1,365	2,078

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Gain on repurchase of redeemable non-controlling interest	453	1,510
Change in accrued distributions to redeemable non-controlling interests	—	342

The accompanying notes are an integral part of these consolidated financial statements.

DESRI V ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2021 and 2020

1. ORGANIZATION AND NATURE OF BUSINESS

Company Overview

DESRI V Acquisition Holdings, L.L.C. (“DESRI V Acquisition Holdings”), a Delaware limited liability company, indirectly holds interest in entities that acquire, own, develop, operate, and/or sell electricity produced by various photovoltaic power generation projects (“Project” or “Project(s)”). DESRI V, L.L.C., a Delaware limited liability company (the “Member”), is the managing member of DESRI V Acquisition Holdings. DESRI V Acquisition Holdings and its subsidiaries, including the “DESRI V Entities”, as defined and discussed further below, are collectively referred to as the company (the “Company”).

The following is a summary of the Projects owned by indirect subsidiaries of DESRI V Acquisition Holdings (the “DESRI V Entity(ies)”), each of which is a Delaware limited liability company:

Buckeye Solar, L.L.C. (“Buckeye”) –Buckeye owns and operates a three megawatt (“MW(s)”) solar Project located in Buckeye, Arizona (the “Buckeye Project”). The Buckeye Project achieved commercial operations (“COD”) in January 2012. DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in Buckeye.

DESRI V LA County Solar Holdco, L.L.C. (“DVLA HoldCo”) –DVLA HoldCo was formed to own a 100 percent ownership interest in each of Forbes Street Solar LLC (“Forbes”), DESRI V LA County Solar, L.L.C. (“DVLA”), and Kona Solar LLC (“Kona”). Forbes acquired, owns, and operates a three MW solar Project located in East Providence, Rhode Island (the “Forbes Project”). The Forbes Project achieved COD in December 2013. DVLA acquired, owns, and operates several solar Projects located in Los Angeles County, California (the “LA Projects”) with total capacity of three MWs. The LA Projects achieved COD on dates ranging from October 2014 to December 2014. Kona acquired, owns, and operates solar Projects located in Kona, California (the “Kona Projects”) with total capacity of five MWs. The Kona Projects achieved COD in March 2015 and April 2015. A portion of the Forbes, DVLA, and Kona Projects’ development costs qualified for an investment tax credit (“ITC”). Prior to January 1, 2022, certain tax equity investor (“Tax Equity Investor”) was entitled to 99 percent of the taxable profits and losses, and 4.95 percent thereafter. On September 30, 2021 (the “ LA County BuyOut Date”), an indirect, wholly-owned subsidiary of DESRI V Acquisition Holdings purchased the non-controlling interests of LA County (“the LA County BuyOut”). As a result of the LA County BuyOut, DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in LA County.

DESRI V Massachusetts Solar Holdco, L.L.C. (“DVMS HoldCo”) –DVMS HoldCo owns and operates several solar Projects located in Massachusetts (the “Massachusetts Projects”) with total capacity of eight MWs. The Massachusetts Projects achieved COD in dates ranging from March 2014 through August 2014. DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in DVMS HoldCo.

DESRI V Searchlight, L.L.C. (“DVS”) –DVS owns American Capital Energy - Searchlight Solar, LLC (“Searchlight”), which operates an 18 MW solar Project in Searchlight, Nevada (the “Searchlight Project”). The Searchlight Project achieved COD in December 2014. A portion of the Searchlight Project development costs qualified for an ITC. Prior to January 21, 2020 (the “Searchlight Flip Date”), certain Tax Equity Investors were entitled to 99 percent of the taxable profits and losses, and an annual priority return expressed as a percentage of their investment. After the Searchlight Flip Date, but before October 30, 2020 (the “Searchlight BuyOut Date”), the Tax Equity Investors were entitled to 99 percent of the taxable profits and losses, and 4.95 percent of the net operating cash flows. On the Searchlight BuyOut Date, an indirect, wholly-owned subsidiary of DESRI V Acquisition Holdings purchased the non-controlling interests of Searchlight (“the Searchlight BuyOut”). As a result of the Searchlight BuyOut, DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in Searchlight.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements of DESRI V Acquisition Holdings include the accounts and operations of entities for which DESRI V Acquisition Holdings has a controlling financial interest. Upon consolidation, all intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made in the consolidated financial statements include, but are not limited to: (i) the useful lives of property, plant and equipment; (ii) valuation of derivative instruments; (iii) long-lived assets impairment tests; (iv) valuation of asset retirement obligations (“ARO(s)”); and (v) valuation of redeemable non-controlling interests. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from those estimates.

Market Risks

The Company is subject to market risks associated with, among other things: (i) price movements of energy commodities and credit associated with its commercial activities; (ii) reliability of its systems, procedures, and other infrastructure necessary to operate the business; (iii) changes in laws and regulations; (iv) weather conditions; (v) financial market conditions and access to and pricing of capital; (vi) the creditworthiness of its counterparties; (vii) ability to meet obligations under debt requirements; and (viii) the successful operation of power markets.

Reclassification

For the year ended December 31, 2021, the Company has reclassified the presentation of certain prior year amounts on the face of the consolidated financial statements in order to conform to the current year presentation. These reclassifications had no effect on the Company’s financial position, results of its operations, or liquidity.

Redeemable Non-Controlling Interests

Redeemable non-controlling interests represent third-party investor interests in the net assets of certain DESRI V Entities under “tax equity” contractual arrangements entered into in order to finance the costs of Projects eligible for certain tax credits. Each of the DESRI V Entities has determined that these contractual arrangements represent substantive profit-sharing arrangements and that income or loss should be attributed to the redeemable noncontrolling interests in each period using a balance sheet approach referred to as the hypothetical liquidation at book value (“HLBV”) method.

The Tax Equity Investor was entitled to receive 99 percent of taxable profits, losses, and tax credits of the respective Project as determined for federal income tax purposes until a specified date and 4.95 percent of the taxable profits and losses thereafter.

The Tax Equity Investor was also entitled to a priority return of two percent of their investment per year until a different specified date and 4.95 percent of net operating cash flows thereafter.

Under the HLBV method, the amounts of income or loss attributed to the redeemable non-controlling interests in the consolidated statements of operations for a reporting period reflect changes between the amounts the Tax Equity Investor would hypothetically receive as of the beginning and as of the end of the reporting period under the liquidation provisions of the contractual arrangements, assuming their net assets were liquidated at recorded amounts, and after taking into account any capital transactions, such as contributions or distributions, between the respective DESRI V Entity and its Tax Equity Investor.

Certain DESRI V Entities also had an option to purchase Tax Equity Investor’s interest (“Purchase Option”) for a six-month period five years subsequent to the completion of the respective project construction. The purchase price was an amount equal to the unpaid Tax Equity Investor’s priority return plus the greater of the fair market value of the Tax Equity Investor’s interest and a specific amount as defined in the applicable agreement. If the Purchase Option was not exercised prior to the expiration date, the respective Tax Equity Investor had the right to withdraw from the relevant DESRI V Entity (“Withdrawal Right”) at any date during a six-month period for six years subsequent to the completion of the respective project construction at a price equal to the unpaid Tax Equity Investor’s priority return plus the lesser of the fair market value of the Tax Equity Investor’s interest and a specific amount as defined in the agreement. Purchase Option and Withdrawal Right embedded in the redeemable noncontrolling interests do not qualify for separate accounting. As the redemption of a Tax Equity Investor’s noncontrolling interest is outside each DESRI V Entity’s control, DESRI V Acquisition Holdings classifies such noncontrolling interests with redemption features outside of permanent equity on the consolidated balance sheets as redeemable non-controlling interests. Redeemable non-controlling interests was reported using the greater of their carrying value as of each reporting date as determined by the HLBV method and their estimated redemption value.

On the LA County Buyout Date, the Company exercised the Purchase Option to acquire the non-controlling interests of LA County and now owns a 100 percent ownership interest in LA County.

Cash and Restricted Cash

Cash consists of bank deposits held in checking and savings accounts. Restricted cash consists of cash balances held in checking and savings accounts for which the use of funds, as required by the Company’s lease, debt, and tax equity agreements, is restricted to meet reserve requirements and future obligations. Restricted cash may include cash held for liquidity reserves, debt service payments, and to fund operating expenditures. The payment of expenditures may be subject to supervision and approval by the respective lender(s).

Cash and restricted cash as reported on the consolidated statements of cash flows includes the aggregate amounts of cash and restricted cash as shown on the consolidated balance sheets.

Cash and restricted cash as reported on the consolidated statements of cash flows consists of (in thousands):

	December 31,
	2021	2020
Cash	$1,400	$1,111
Restricted cash	1,386	2,796
TOTAL	$2,786	$3,907

Fair Value Measurement

Fair value is the price that would be received for an asset or the amount paid to transfer a liability (an exit price) within the principal or most advantageous market for such asset or liability as part of an orderly transaction between market participants on the measurement date.

The Company determines the fair value of its assets and liabilities based on a fair value hierarchy, which requires the Company to maximize the use of relevant observable inputs and minimize the use of unobservable inputs. Observable inputs are inputs that are developed using market data, such as publicly available information about actual events or transactions, and reflect the assumptions that market participants would use when pricing an asset or a liability. Unobservable inputs are inputs for which market data is not available and that are developed using the best information available about the assumptions that market participants would use when pricing an asset or a liability. The fair value hierarchy gives the highest priority to observable inputs (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below.

Level 1 – Financial instruments with unadjusted, quoted market prices in active markets for identical assets or liabilities;

Level 2 – Financial instruments with valuations that have observable inputs other than Level 1, such as quoted market prices for similar assets or liabilities, quoted market prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Financial instruments with valuations that have unobservable inputs that are significant to the determination of the fair value of the assets or liabilities.

Concentration of Credit Risk

The Company’s power purchase agreements (“PPA(s)”) and derivative financial instruments potentially subject the Company to concentrations of credit risk. The Company derives a large portion of its revenues from a small number of counterparties. For each of the years ended December 31, 2021 and 2020, three counterparties accounted for 65 percent of total revenues. As of December 31, 2021 and 2020, three counterparties accounted for 59 percent and 59 percent of accounts receivable, respectively. The Company has experienced no material credit losses to date related to its electricity and renewable energy credit (“REC(s)”) sales, and does not anticipate material credit losses to occur in the future.

Accounts Receivable

Accounts receivable are recorded at invoiced amounts, net of allowances for doubtful accounts, are unsecured, and do not bear interest. Accounts receivable also include earned amounts not yet invoiced as of the end of the reporting period.

The allowance for doubtful accounts is based on the best estimate of the amount of probable credit losses in existing accounts receivable. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience. In circumstances where the Company is aware of a specific counterparty’s inability to meet its financial obligations, the Company records a specific reserve for bad debts against amounts due to reduce the net recognized receivable to the amount it reasonably believes will be collected. There was no allowance for doubtful accounts recorded as of December 31, 2021 and 2020.

Derivative Financial Instruments and Risk Management Activities

As required by its financing arrangement, the Company uses derivative financial instruments to manage its exposure to fluctuations in interest rates. The Company currently does not engage in speculative derivative activities or derivative trading activities.

The Company uses interest rate swap agreements to convert anticipated cash interest payments under its variable-rate financing arrangement to a fixed-rate basis. These agreements involve the receipt of variable payments in exchange for fixed payments over the term of the agreements without the exchange of the underlying principal amounts.

The Company records all derivative financial instruments on the consolidated balance sheets at their respective fair values. The estimated fair values of derivative financial instruments are calculated based on market rates. These values represent the estimated amounts the Company would receive or pay on termination of agreements, taking into consideration current market rates and the current creditworthiness of the counterparty and the Company.

The Company has not formally documented or designated its interest rate swaps as hedges and therefore does not apply hedge accounting to these instruments. All derivative financial instruments have been marked-to-market and the related realized and change in unrealized gain or loss is included in net realized and change in unrealized gains / (losses) on derivative financial instruments in the consolidated statements of operations. There was no cash collateral received or pledged as of December 31, 2021 and 2020 related to the Company’s derivative financial instruments.

Property, Plant and Equipment, Net

Property, plant and equipment acquired have been recorded at (i) cost or (ii) relative fair value as of the date of an asset acquisition and are presented net of accumulated depreciation and amortization. In addition, the carrying value of property, plant and equipment includes the estimated amount of AROs incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Repair and maintenance activities are expensed as incurred. Project equipment, related assets, and buildings are depreciated over their estimated useful lives of 30 years on a straight-line basis.

Intangible Asset, Net

Certain costs incurred related to the construction of interconnection facilities, as required by one of the Company’s PPAs, are amortized against revenues over a period of 18 years. As of December 31, 2021 and 2020, the costs of the related assets were $4.7 million, with accumulated amortization of $2.0 million and $1.7 million, respectively. The Company recorded amortization expense of $0.3 million for each of the years ended December 31, 2021 and 2020, which is included as part of revenues on the consolidated statements of operations. No impairment has been recognized for the years ended December 31, 2021 and 2020.

Asset Retirement Obligations

Pursuant to certain agreements to lease land on which the Company operates its Projects, as well as applicable permits, the Company is required to decommission its Projects and provide for reclamation of the leased property upon the expiration, termination, or cancellation of the lease agreements or cessation of commercial operation of the Projects. Accordingly, such agreements give rise to AROs that are required to be recorded in the consolidated financial statements at fair value.

The Company records the fair value of an ARO as a liability, with an offsetting cost capitalized as part of the carrying value of the related property, plant and equipment in the period in which a legal obligation associated with the retirement of tangible long-lived assets is incurred. Fair value is calculated utilizing the expected present value technique. This includes a marketplace assessment of the amounts estimated to be required to settle the liability at the date the obligation was established. An inflation factor is applied to the estimate to determine the amount required to settle the obligation in the future. This amount is then discounted using the current interest rate, which takes into consideration the Company’s credit risk, to determine the fair value of the liability. The ARO liability is accreted at the end of each period to reflect the passage of time.

Measurement of AROs requires a significant number of assumptions and estimates (including credit-adjusted riskfree rate, estimated costs to remove, and inflation rate) that can change over time. Accordingly, the Company periodically reevaluates these estimates. Changes in the estimated amounts of AROs are recognized as adjustments to the cost of the related property, plant and equipment, and could materially change the value of the obligation.

Impairment of Long-Lived Assets

Long-lived assets consist of property, plant and equipment and an intangible asset. The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets or the related asset groups may not be recoverable, or that the useful life is shorter than originally estimated. Recoverability of these assets or asset groups is measured by comparison of (i) the carrying amount of assets or asset groups that have cash flows largely independent of cash flows of other groups of assets and liabilities to (ii) the future undiscounted cash flows that the assets are expected to generate over their remaining lives. If the carrying amount of the assets is not recoverable, the amount of impairment, if any, is measured as the difference between the carrying value and the fair value of the impaired assets. If the Company determines that the remaining useful life is shorter than originally estimated, it amortizes the remaining carrying value over the new shorter useful life. No impairment has been recognized for the years ended December 31, 2021 and 2020.

Leases

In the ordinary course of business, the Company has entered into non-cancelable operating leases, such as land leases for its Projects. Rent abatements and escalations are recognized on a straight-line basis over the respective lease terms.

Deferred Financing Costs

Deferred financing costs represent external costs incurred to obtain debt financing. These costs are deducted from the carrying value of the associated debt and are amortized over the terms of the related debt agreements using the effective interest method. Amortization of deferred financing costs is included in interest expense on the consolidated statements of operations.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Revenue Recognition

The Company derives revenue primarily from selling the output from the Projects under long-term PPAs. The output consists of electricity and RECs, which are tradable energy commodities that represent proof that electricity was generated from an eligible renewable energy resource. The Company’s PPAs are entered into for terms ranging from 15 to 20 years and require its off-takers to take all or a contracted portion of the output from respective Projects for a stipulated price. Payments under PPAs are primarily based on volumes of electricity and RECs delivered, with rates subject to adjustments based on the timing and volume of delivery, and may be subject to certain “floor” or “ceiling” provisions. Certain PPAs contain non-cancelable off-taker commitments to pay for a specific volume of supply and outline minimum output levels to be delivered by the Company.

The Company has also indemnified certain counterparties, such as those who are required by state authorities to procure a specified number of RECs in future years, in the event they suffer losses due to the Company’s inability to deliver energy or RECs. The indemnification obligations generally require the Company to pay for the actual amount of losses incurred by these counterparties when they purchase replacement energy or RECs in the marketplace. Some of the indemnification obligations are limited by a contractually stated amount or the amount of the penalty imposed under state renewable portfolio legislation for non-compliance with certain requirements. Such indemnification obligations would be recorded only when the loss contingency is determined to be probable. In certain cases, off-takers could also terminate the PPA or reduce the contractual prices. Additional indemnification provisions are based on the Company’s compliance with certain requisite operating characteristics of the solarenergy facilities.

PPAs qualifying as leases

The Company has evaluated its PPAs to determine whether they have an embedded lease. A lease of a facility is deemed to exist when a single off-taker has the ability or right to operate the facility, control physical access, or is entitled to obtain substantially all the output from the facility at a price that is neither contractually fixed per unit of output nor equal to the current market price per unit of output, including both electricity and RECs. The Company has also assessed whether the embedded lease is an operating or sales-type lease based upon its terms and characteristics and determined that its PPAs are operating leases and as a result, recognizes revenue as contingent rental income in the consolidated statements of operations when the output is delivered.

PPAs not qualifying as leases

The Company considers the PPA to be an executory energy supply contract when the PPA is not determined to be an operating lease, and delivers electricity at a specified per unit rate from a specified facility over the term of the agreement. In these types of arrangements, volume reflects total electricity generation measured in kWhs which can vary each period depending on system and resource availability. The contract rate per unit of generation is generally fixed at contract inception; however, certain pricing arrangements can provide for time-of-delivery, seasonal or market index adjustment mechanisms over time. The Company has determined the right to invoice corresponds directly with the value of goods transferred to the customer and that the probability of a significant revenue reversal in future periods due to under-delivery of the guaranteed minimum output is low. As a result, the Company has not recorded any revenue deferrals related to these arrangements.

REC Capacity Sales

The Company also recognizes revenue from separate agreements related to the sale of REC generation under unbundled arrangements which require a minimum threshold of performance from the facilities. The Company has determined such capacity sales represent ‘stand-ready obligations’ which are satisfied over time, and as such, recognizes revenue each period, unless subject to significant reversal in future periods. The Company has determined that the probability of a significant revenue reversal in future periods due to under-delivery of the guaranteed minimum output is low, and as a result, records a reduction to deferred revenue with a corresponding recognition of such revenue. For each of the years ended December 31, 2021 and 2020, the Company recognized revenue of $1.2 million related to such REC capacity sales. The deferred revenue of $6.9 million and $7.8 million is included in other liabilities on the consolidated balance sheets as of December 31, 2021 and 2020, respectively.

Income Taxes

The Company is a flow-through entity for tax purposes and, therefore, is not subject to federal or state income taxes. Accordingly, no provision for income taxes is reflected in the consolidated financial statements.

For certain eligible projects, the Company benefits from ITCs under Section 48(a) of the Internal Revenue Code. The amount of the ITCs is equal to 30 percent of the value of eligible property. The ITCs are allocated to members because the Company is a flow-through entity and is not subject to federal or state income taxes; therefore, there are no amounts reflected in these consolidated financial statements for the ITCs.

The consolidated financial statements reflect the effect of any uncertain tax positions. Such uncertain tax positions are measured against the more likely than not threshold, based on whether those positions would be expected to be sustained if examined by the relevant tax authority. With respect to any tax positions that do not meet the more likely than not threshold, a corresponding liability, including interest and penalties, is recorded in the consolidated financial statements. While the taxing authority in any jurisdiction may not agree with the tax positions adopted, the Company does not expect that any assessments would be material to its financial position if the taxing authority did not agree with such positions. There were no reserves recognized for uncertain tax positions as of December 31, 2021 and 2020.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02 (“ASU No. 2016-02”), Leases (Topic 842). Current U.S. GAAP requires lessees and lessors to classify leases as either capital leases or operating leases. Lessees recognize assets and liabilities for capital leases but do not recognize assets and liabilities for operating leases. ASU No. 2016-02 requires lessees to recognize assets and liabilities for all leases (with an exception for short-term leases) and will be effective for private entities for fiscal years beginning after December 15, 2021, and interim periods thereafter. ASU No. 2016-02 must be applied using a modified retrospective approach, and will not impact any prior comparative periods. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU No. 2020-04”). ASU No. 2020-04 is elective and provides expedients to facilitate financial reporting for the anticipated transition from the London Inter-bank Offered Rate (“LIBOR”) and other interbank reference rates. The optional expedients are effective for modification of existing contracts or new arrangements executed between March 12, 2020 and December 31, 2022. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

3. FAIR VALUE MEASUREMENT

The Company uses several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical or comparable assets and liabilities for those assets and liabilities that are measured at fair value on a recurring basis. Certain financial instruments may be valued using multiple inputs, including discount rates, counterparty credit ratings, and credit enhancements. The assessment of the significance of any particular input to the fair value measurement requires judgment and may affect the fair value measurement of assets and liabilities and the placement of those assets and liabilities within the fair value hierarchy levels. Non-performance risk, including the consideration of a credit valuation adjustment, is also considered in the determination of fair value for all assets and liabilities measured at fair value. There were no transfers between Levels 1, 2, or 3 for the years ended December 31, 2021 and 2020.

Interest Rate Swaps— The Company estimates the fair value of its interest rate swap derivatives using a discounted cash flow valuation technique based on the net amount of estimated future cash flows related to the swap agreements. The primary inputs used in the fair value measurement include the contractual terms of the derivative agreements, current interest rates, and credit spreads. The significant inputs for the resulting fair value measurement are market-observable inputs, and as such, the swaps are classified as Level 2 in the fair value hierarchy.

The Company has categorized its financial assets and liabilities measured at fair value on a recurring basis based upon the fair value hierarchy as follows (in thousands):

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Financial Assets
Derivative assets	—	286	—	286
TOTAL	$—	$286	$—	$286
Financial Liabilities
Derivative liabilities	$—	$8,281	$—	$8,281
TOTAL	$—	$8,281	$—	$8,281

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Financial Assets
Derivative assets	—	3	—	3
TOTAL	$—	$3	$—	$3
Financial Liabilities
Derivative liabilities	$—	$12,629	$—	$12,629
TOTAL	$—	$12,629	$—	$12,629

4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consists of the following (in thousands):

	December 31,
	2021	2020
Facility	$150,379	$150,379
Land	4,721	4,721
	155,100	155,100
Less: Accumulated depreciation	(37,578)	(32,375)
TOTAL	$117,522	$122,725

Depreciation expense for each of the years ended December 31, 2021 and 2020 was $5.2 million, respectively.

Upon commercial operation, a certain DESRI V Entity had sold the land on which the Searchlight Facility is installed for $8.1 million and simultaneously leased back the land. At the time of the transaction, the Company retained ownership of the Project installed on the sold land. Accordingly, the lease was accounted for as a financing transaction and the land continues to be recorded as property, plant and equipment at its carrying value of $4.7 million. The proceeds received from the sale of the land were recognized as a financing obligation of $8.1 million and future annual rental payments to the landlord will be treated as debt service payments and applied to interest and principal. The financing obligation of $7.5 million and $7.5 million is included in other liabilities on the consolidated balance sheets as of December 31, 2021 and 2020, respectively. The initial term of the lease is 30 years, with seven options to extend the lease, each for a five-year term. The lease requires annual lease payments. Future minimum lease payments under the lease as of December 31, 2021 are as follows (in thousands):

2022	$346
2023	349
2024	352
2025	356
2026	360
Thereafter	16,388
TOTAL	$18,151

5. DEBT, NET OF UNAMORTIZED DEFERRED FINANCING COSTS

DESRI V Acquisition Finance Credit Facility

DESRI V Acquisition Finance, L.L.C. (“DESRI V Acquisition Finance”), a wholly-owned subsidiary of DESRI V Acquisition Holdings, is party to a financing agreement (the “Loan Agreement”) which provides for (i) a term loan facility (the “Term Loan”) of $31.1 million, (ii) a revolving loan facility (the “Revolving Loan”) of $1.9 million, and (iii) a letter of credit facility (the “LC Facility”) of $0.3 million. The Term Loan incurs interest of three-month LIBOR plus 1.75 percent through December 2022. Interest will accrue three-month LIBOR plus 2.00 percent from December 2022 through maturity. The LC Facility is subject to a fee of 1.75 percent of the available commitment. The Revolving Loan Facility is subject to a fee of 0.50 percent of the available loan commitment through maturity. The DESRI V Term Loan, Revolving Loan Facility, and the LC Facility mature on December 21, 2026.

As of December 31, 2021 and 2020, $0.3 million and $0.3 million, respectively, of the LC Facility was issued but not drawn. As of December 31, 2021 and 2020, the Revolving Loan was unutilized.

Searchlight Credit Facility

Prior to the amended financing agreement below, Searchlight was party to a financing agreement, which provided for a term loan (the “Searchlight Term Loan”) of $45.9 million and a letter of credit (“Searchlight LC Facility”) of $3.8 million. The Searchlight Term Loan bore an interest at a rate of three-month LIBOR plus 2.00 percent. The Searchlight LC Facility was subject to a fee of 2.00 percent of the available loan commitment.

On October 30, 2020, Searchlight executed an amended and restated financing agreement (the “Searchlight Loan Agreement”), which provided for (i) an additional Term Loan financing in the amount of $9.8 million (ii) reduction of Searchlight LC Facility in the amount of $2.9 million, and (iii) a new revolving loan facility (“Searchlight Revolving Loan”) of $2.6 million. The interest rate of the Searchlight Term Loan was reduced to three-month LIBOR plus 1.50 percent. The Searchlight Revolving Loan Facility and the Searchlight LC Facility are subject to a fee of 1.50 percent and 0.40 percent of the available loan commitment until maturity. The Searchlight Term Loan, Searchlight Revolving Loan Facility, and the Searchlight LC Facility mature on May 30, 2024. As a result of the amendment, a loss on extinguishment of debt of $31,000 was recognized and is included in other income / (expenses), net in the consolidated statements of operations for the year ended December 31, 2020.

Summary of Debt Outstanding and Interest Expense

The following table summarizes the debt outstanding as of December 31, 2021 and 2020 (in thousands), and the applicable interest rates for the years ended December 31, 2021 and 2020:

	Principal as of		Interest Rate
	December 31,		Years Ended December 31,
	2021	2020	2021	2020
Searchlight Term Loan	$44,838	$47,985	L + 1.50% (1)	L + 1.50% (1)
DESRI V Term Loan	$26,494	$28,292	L + 1.75% (1)	L + 1.75% (1)
	71,332	76,277
Less: Unamortized deferred financing costs	(1,078)	(1,470)
Add: Effective interest rate liability	299	330
TOTAL	$70,553	$75,137

(1) "L" reflects the three-month LIBOR paid, which ranged from 0.13 percent to 0.26 percent and 0.22 percent to 1.95 percent during the years ended December 31, 2021 and 2020, respectively.

The debt agreements require semi-annual payments of principal and quarterly payments of interest for the Searchlight Term Loan and quarterly payments of principal and interest for DESRI V Acquisition Finance and are secured by Project assets. The debt agreements contain certain default and related acceleration provisions. Such provisions include but are not limited to the failure to make required payments or to comply with other covenants in the debt agreements and related documents, certain actions by the Company under specified agreements relating to the Projects or the debt agreements and certain bankruptcy-related events.

The aggregate expected future debt repayments as of December 31, 2021 are as follows (in thousands):

2022	$4,649
2023	4,861
2024	41,226
2025	2,163
2026	18,433
TOTAL	$71,332

Interest expense, effective interest rate adjustment, commitment/letter of credit fees and amortization of deferred financing costs are recorded on the consolidated statements of operations as follows (in thousands):

	Years ended December 31,
	2021	2020
Interest expense	$(1,897)	$(2,545)
Effective interest rate adjustment	32	3
Commitment/letter of credit fees	(267)	(340)
Amortization of deferred financing costs	(393)	(311)
TOTAL	$(2,525)	$(3,193)

6. DERIVATIVE FINANCIAL INSTRUMENTS

The Company typically enters into interest rate swaps for approximately 100 percent of the amount of debt outstanding. The Company’s interest rate swaps are settled periodically by quarterly payments, expire between 2022 and 2035, and reflect fixed rates ranging from 0.40 percent to 4.19 percent. The Company’s aggregate notional amounts as of December 31, 2021 and 2020 are $72.8 million and $77.3 million, respectively. For the years ended December 31, 2021 and 2020, the Company recognized losses of $2.0 million and $1.6 million, respectively, from the settlement of derivative financial instruments, and this is reflected in net realized and change in unrealized gains / (losses) on derivative financial instruments on the consolidated statements of operations.

7. ASSET RETIREMENT OBLIGATIONS

The following table presents a reconciliation of the beginning and ending aggregate carrying amounts of AROs for the years ended December 31, 2021 and 2020 (in thousands):

	Years ended December 31,
	2021	2020
Beginning balance	$2,753	$2,609
Accretion	152	144
TOTAL	$2,904	$2,753

The AROs are accreted over periods ranging from 15 to 30 years. Accretion expense is included in depreciation and amortization on the consolidated statements of operations.

8. CAPITAL

All items of income, gain, loss, deduction, or credit of the Company are allocated to its member in accordance with the terms of the operating agreement. Pursuant to the operating agreement, the member may make additional capital contributions to DESRI V Acquisition Holdings at any time and such contributions do not imply any obligation to make further contributions. The member is not liable for the obligations or liabilities of the Company, except to the extent of its capital contributions.

9. VARIABLE INTEREST ENTITIES

Certain DESRI V Entities were determined to be the primary beneficiary of certain VIEs as they have the obligation to absorb losses or receive benefits that are significant to the entities, they have power over these entities based on the provisions of the respective operating agreements, and they provide them with certain strategic management services (including executive strategy, administration, financing, and management of operations and maintenance and construction activities). Accordingly, these consolidated financial statements include the financial position and results of operations of the VIEs. The liabilities recognized as a result of combining the above VIEs do not necessarily represent additional claims on the Company’s general assets outside of the VIEs; rather, they represent claims against the specific assets of the consolidated VIEs. Conversely, assets recognized as a result of consolidating these VIEs do not necessarily represent additional assets that could be used to satisfy claims against the Company’s general assets.

The total VIE assets and liabilities reflected on the Company’s consolidated balance sheets as of December 31, 2021 and 2020 are as follows (in thousands):

	December 31,
	2021	2020
TOTAL ASSETS	$34,658	$36,269
TOTAL LIABILITIES	$4,604	$4,436

10. COMMITMENTS AND CONTINGENCIES

Land Lease Agreements

Certain DESRI V Entities have entered into agreements to lease land on which to operate the Projects. The initial terms of the leases range from 20 to 25 years, with options to extend the term of certain leases. The leases require monthly or annual minimum lease payments, as defined in the respective lease agreements. Rental expense under the land leases for each of the years ended December 31, 2021 and 2020 was $0.4 million, which is included in operations and maintenance expense on the consolidated statements of operations.

Future minimum lease payments under the Company’s operating leases as of December 31, 2021 are as follows (in thousands):

2022	$427
2023	432
2024	438
2025	443
2026	449
Thereafter	3,477
TOTAL	$5,666

Impact of Global Economic Conditions

A novel coronavirus outbreak (“COVID-19”), categorized by the World Health Organization as a pandemic in March 2020, has resulted in increased volatility in the financial markets and material disruptions to travel and global business activities. As of the date the consolidated financial statements were available to be issued, the Company’s operations have not been materially impacted by COVID-19 pandemic, global supply chain disruptions or labor shortages. The extent and magnitude of any future impact on the Company will depend on many factors, including the duration, spread and evolution of the pandemic and the prolonging of the global supply chain and labor disruptions, all of which are highly uncertain and cannot be predicted. The Company is continuing to monitor the situation and will take appropriate actions as required to minimize the impact of these events on the Company’s consolidated financial condition, results of operations, or cash flows.

11. RELATED PARTY TRANSACTIONS

Occasionally, third-party costs are paid by certain affiliates on behalf of the Company. As of December 31, 2021 and 2020, the outstanding amounts payable to such affiliates were $0.1 million and nil, respectively, which is included in due to related parties on the consolidated balance sheets. A certain affiliate of the Company, for administrative purposes, receives revenue on behalf of the Company, and subsequently, sends the cash received to the Company. As of December 31, 2021 and 2020, the outstanding amounts receivable from such affiliate were $4,000 and $0.1 million, respectively, which is included in due from related parties on the consolidated balance sheets.

Management Fees

Certain affiliates of the Company provide services to the Company, including administrative, supervisory, management, and accounting services. The services performed are pursuant to a management agreement with the Company or affiliates of the Company. For each of the years ended December 31, 2021 and 2020, the Company recognized $0.2 million, related to such services, which is included in general and administrative expenses on the consolidated statements of operations. As of December 31, 2021 and 2020, there were no outstanding amounts payable to such affiliates related to these services.

12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 20, 2022, which is the date the consolidated financial statements were available to be issued.

DESRI II ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
Nine Months Ended September 30, 2022
(in thousands)

Revenues	$9,122
Operating costs and expenses:
Operations and maintenance	1,671
Depreciation and amortization	3,059
General and administrative	280
Total Operating Costs and Expenses	5,010
Operating Income	4,112
Other income / (expenses):
Net realized and change in unrealized gains / (losses) on derivative financial instruments	4,580
Interest expense	(1,018)
Total Other Income	3,562
Net Income	7,674
Net income attributable to non-controlling interest	(39)
NET INCOME ATTRIBUTABLE TO DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES	$7,635

DESRI II ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
September 30, 2022
(in thousands)

ASSETS
Cash	$421
Restricted cash	1,686
Accounts receivable	1,142
Property, plant and equipment, net	79,316
Intangible asset, net	1,044
Derivative assets	870
Other assets	895
TOTAL ASSETS	$85,374

LIABILITIES
Accounts payable	$20
Accrued liabilities	110
Derivative liabilities	469
Debt, net of unamortized deferred financing costs	37,430
Asset retirement obligations	2,567
Due to related parties	43
Other liabilities	132
TOTAL LIABILITIES	$40,771

EQUITY
Member's equity	44,417
Non-controlling interest	186
TOTAL EQUITY	44,603
TOTAL LIABILITIES AND EQUITY	$85,374

DESRI II ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED STATEMENT OF EQUITY
(unaudited)
Nine Months Ended September 30, 2022
(in thousands)

	Member's Equity	Non-Controlling Interest	Total Equity
Balance at January 1, 2022	$40,346	$154	$40,500
Distributions	(3,564)	(7)	(3,571)
Net income	7,635	39	7,674
Balance at September 30, 2022	$44,417	$186	$44,603

DESRI II ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
Nine Months Ended September 30, 2022
(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,059
Amortization of intangible asset	70
Net unrealized gains on derivative financial instruments	(5,137)
Amortization of deferred financing costs and effective interest rate adjustment	148
Changes in operating assets and liabilities:
Accounts receivable	(672)
Other assets	114
Accounts payable and accrued liabilities	(44)
Due from / to related parties	28
Other liabilities	22
Net Cash Provided By Operating Activities	5,262

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of borrowings	(2,212)
Distributions to non-controlling interest	(7)
Distributions to member	(3,564)
Net Cash Used In Financing Activities	(5,783)

Net decrease in cash and restricted cash	(521)
Cash and restricted cash - beginning of period	2,628
CASH AND RESTRICTED CASH - END OF PERIOD	$2,107

DESRI II ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022
(unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

Company Overview

DESRI II Acquisition Holdings, L.L.C. (“DESRI II Acquisition Holdings”), a Delaware limited liability company, directly and/or indirectly holds interest in entities that acquire, own, develop, operate, and/or sell electricity produced by various photovoltaic power generation projects (“Project(s)”). DESRI II, L.L.C., a Delaware limited liability company (the “Sole Member”), is the sole owner of DESRI II Acquisition Holdings. DESRI II Acquisition Holdings and its subsidiaries, including the “DESRI II Entities”, as defined and discussed further below, are collectively referred to as the company (the “Company”).

The following is a summary of the Project(s) owned by indirect subsidiaries of DESRI II Acquisition Holdings (“DESRI II Entity(ies)”), each of which is a Delaware limited liability company:

Keystone Solar LLC (“Keystone”) – Keystone owns and operates a five megawatt (“MW(s)”) Project located in East Drumore, Pennsylvania (the “Keystone Project”). The Keystone Project qualified for certain tax and Pennsylvania state grants in connection with its development costs. DESRI II Acquisition Holdings, indirectly, holds a 100 percent ownership interest in Keystone.

Kalaeloa Solar Two, LLC (“KS2”) – KS2 owns and operates a five MW Project located in Kapolei, Hawaii (the “KS2 Project”). A portion of the KS2 Project development costs qualified for certain ITCs and Hawaii energy credits. DESRI II Acquisition Holdings indirectly holds a 100 percent ownership interest in KS2.

Lake County Solar LLC (“LCS”) – LCS owns and operates a four MW Project located in East Chicago, Indiana and Griffith, Indiana. DESRI II Acquisition Holdings indirectly holds a 100 percent ownership interest in LCS.

Tulare PV Holdco, L.L.C. (“Tulare Holdco”) – Tulare Holdco indirectly owns 100 percent ownership interests in two DESRI II Entities, which own and operate Projects located in Tulare County, California (the “Tulare Projects”) with a total capacity of 18 MWs. A portion of the Tulare Projects’ development costs qualified for the ITC. Until 2021 a certain tax equity investor (the “Tax Equity Investor”) owned a non-controlling interest in Tulare Holdco entitling it to 99 percent of the taxable profits and losses prior to January 1, 2028 and 4.95 percent thereafter. The Company had an option to purchase the Tax Equity Investor’s interest (“Purchase Option”), which it exercised on April 7, 2021 (“Tulare Holdco buyout date”). On the Tulare Holdco buyout date, an indirect wholly-owned subsidiary of DESRI II Acquisition Holdings purchased 80 percent interest of the Tax Equity Investor and the remaining 20 percent was assigned to a new investor by the foregoing Tax Equity Investor. The new investor is entitled to 1 percent of income or losses of Tulare Holdco.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The condensed consolidated financial statements of DESRI II Acquisition Holdings include the accounts and operations of entities for which DESRI II Acquisition Holdings has a controlling financial interest. Upon consolidation, all intercompany accounts and transactions have been eliminated.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2021, and the related notes, which provide a more complete discussion of the Company’s accounting policies and certain other information. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, including normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the Company’s financial position as of September 30, 2022, and the results of operations and cash flows for the nine months ended September 30, 2022. The results of operations for the nine months ended September 30, 2022, are not necessarily indicative of the results that may be expected for the full year or any other future interim or annual period.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made in the condensed consolidated financial statements include, but are not limited to: (i) the useful lives of property, plant and equipment; (ii) valuation of derivative instruments; (iii) long-lived asset impairment tests; and (iv) valuation of asset retirement obligations (“ARO(s)”). The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from those estimates.

Cash and Restricted Cash

Cash consists of bank deposits held in checking and savings accounts. Restricted cash consists of cash balances held in checking and savings accounts for which the use of funds, as required by the Company’s lease, debt, and tax equity agreements, is restricted to meet reserve requirements and future obligations. Restricted cash may include cash held for liquidity reserves, debt service payments, and to fund operating expenditures. The payment of expenditures may be subject to supervision and approval by the respective lender(s).

Cash and restricted cash as reported on the condensed consolidated statement of cash flows includes the aggregate amounts of cash and restricted cash as shown on the condensed consolidated balance sheet, if any.

Cash and restricted cash as reported on the condensed consolidated statement of cash flows consists of (in thousands):

September 30, 2022
Cash	$421
Restricted cash	1,686
TOTAL	$2,107

Fair Value Measurement

Fair value is the price that would be received for an asset or the amount paid to transfer a liability (an exit price) within the principal or most advantageous market for such asset or liability as part of an orderly transaction between market participants on the measurement date.

The Company determines the fair value of its assets and liabilities based on a fair value hierarchy, which requires the Company to maximize the use of relevant observable inputs and minimize the use of unobservable inputs. Observable inputs are inputs that are developed using market data, such as publicly available information about actual events or transactions, and reflect the assumptions that market participants would use when pricing an asset or a liability. Unobservable inputs are inputs for which market data is not available and that are developed using the best information available about the assumptions that market participants would use when pricing an asset or a liability. The fair value hierarchy gives the highest priority to observable inputs (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below.

Level 1 – Financial instruments with unadjusted, quoted market prices in active markets for identical assets or liabilities;

Level 2 – Financial instruments with valuations that have observable inputs other than Level 1, such as quoted market prices for similar assets or liabilities, quoted market prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Financial instruments with valuations that have unobservable inputs that are significant to the determination of the fair value of the assets or liabilities.

Concentration of Credit Risk

The Company’s PPAs and derivative financial instruments potentially subject the Company to concentrations of credit risk. The Company derives a large portion of its revenues from a small number of large public utilities and other electricity and gas company counterparties. For the nine months ended September 30, 2022, the Projects derived substantially all of their revenue from five customers under their respective PPAs. The Company has experienced no material credit losses to date related to its electricity and renewable energy credit (“REC(s)”) sales, and does not anticipate material credit losses to occur in the future.

Income Taxes

The Company is a flow-through entity for tax purposes and, therefore, is not subject to federal or state income taxes. Accordingly, no provision for income taxes is reflected in the condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02 (“ASU No. 2016-02”), Leases (Topic 842). Current U.S. GAAP requires lessees and lessors to classify leases as either capital leases or operating leases. Lessees recognize assets and liabilities for capital leases but do not recognize assets and liabilities for operating leases. ASU No. 2016-02 requires lessees to recognize assets and liabilities for all leases (with an exception for short-term leases) and will be effective for private entities for fiscal years beginning after December 15, 2021, and interim periods thereafter. ASU No. 2016-02 must be applied using a modified retrospective approach, and will not impact any prior comparative periods. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU No. 2020-04”). ASU No. 2020-04 is elective and provides expedients to facilitate financial reporting for the anticipated transition from the London Inter-bank Offered Rate (“LIBOR”) and other interbank reference rates. The optional expedients are effective for modification of existing contracts or new arrangements executed between March 12, 2020 and December 31, 2022. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

3. FAIR VALUE MEASUREMENT

The Company uses several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical or comparable assets and liabilities for those assets and liabilities that are measured at fair value on a recurring basis. Certain financial instruments may be valued using multiple inputs, including discount rates, counterparty credit ratings, and credit enhancements. The assessment of the significance of any particular input to the fair value measurement requires judgment and may affect the fair value measurement of assets and liabilities and the placement of those assets and liabilities within the fair value hierarchy levels. Non-performance risk, including the consideration of a credit valuation adjustment, is also considered in the determination of fair value for all assets and liabilities measured at fair value. There were no transfers between Levels 1, 2, or 3 for the nine months ended September 30, 2022.

Interest Rate Swaps— The Company estimates the fair value of its interest rate swap derivatives using a discounted cash flow valuation technique based on the net amount of estimated future cash flows related to the swap agreements. The primary inputs used in the fair value measurement include the contractual terms of the derivative agreements, current interest rates, and credit spreads. The significant inputs for the resulting fair value measurement are market-observable inputs, and as such, the swaps are classified as Level 2 in the fair value hierarchy.

The Company has categorized its financial assets and liabilities measured at fair value on a recurring basis based upon the fair value hierarchy as follows (in thousands):

	September 30, 2022
	Level 1	Level 2	Level 3	Total
Financial Assets
Derivative assets	—	870	—	870
TOTAL	$—	$870	$—	$870
Financial Liabilities
Derivative liabilities	$—	$469	$—	$469
TOTAL	$—	$469	$—	$469

4. DEBT, NET OF UNAMORTIZED DEFERRED FINANCING COSTS

Keystone Credit Facilities

The Company is party to a financing agreement which provides for a term loan (the “Keystone Term Loan”) of $11.7 million and a commitment to provide up to $1.3 million in letters of credit (the “Keystone LC Facility”). The Keystone Term Loan accrues interest at a rate of three-month LIBOR plus 2.00 percent until the maturity date on December 21, 2022. As of September 30, 2022, $1.3 million of the Keystone LC Facility was issued but not drawn. Once drawn, borrowings accrue interest at a rate of three-month LIBOR plus 2.00 percent and the full balance is due upon the earlier of one year after issuance or December 21, 2022.

Kalaeloa Credit Facilities

The Company is party to a financing agreement, which provides for a term loan (the “Kalaeloa Term Loan”) in the amount of $13.5 million, a revolver loan in the amount of $1.3 million (the“Kalaeloa Revolver Loan”), and a commitment to provide up to $0.5 million in letters of credit (the “Kalaeloa LC Facility”). The Kalaeloa Term Loan incurs interest of three-month LIBOR plus 1.50 percent through June 2022, three-month LIBOR plus 1.75 percent after June 2022 through June 2028, and LIBOR plus 2.00 percent thereafter until the loan matures on June 28, 2028. As of September 30, 2022, $0.5 million of the Kalaeloa LC Facility was issued but not drawn. Once drawn, borrowings accrue interest at a rate of three-month LIBOR plus 1.50 percent and the full balance is due upon the earlier of one year after being drawn or June 28, 2028. There were no amounts drawn on the Kalaeloa Revolver Loan as at September 30, 2022. Interest on the Kalaeloa Revolver Loan is payable at a rate of three-month LIBOR plus 1.50 percent and matures on June 28, 2028.

Tulare Credit Facilities

The Company is party to a financing agreement, which provides for a term loan (the “Tulare Term Loan”) in the amount of $34.7 million, a revolver loan (the “Tulare Revolver Loan”) in the amount of $2.3 million, and a commitment to provide up to $0.5 million in letters of credit (the “Tulare LC Facility”). The Tulare Term Loan accrues interest at a rate of three-month LIBOR plus 1.50 percent without any escalation through the maturity date of November 17, 2027.

As of September 30, 2022, $0.5 million of the Tulare LC Facility was issued but not drawn. Once drawn, borrowings accrue interest at a rate of three-month LIBOR plus 1.50 percent and the full balance is due upon the earlier of one year after being drawn or November 17, 2027. There were no amounts drawn on the Tulare Revolver Loan as at September 30, 2022. Interest on the Tulare Revolver Loan is payable at a rate of three-month LIBOR plus 1.50 percent and matures on November 17, 2027.

The following table summarizes the debt outstanding as of September 30, 2022, and the applicable interest rates for the nine months ended September 30, 2022:

	Principal (in thousands)	Interest Rate
Keystone Term Loan	$5,127	L + 2.00% (1)
Kalaeloa Term Loan	9,760	L + 1.50% (1)
Tulare Term Loan	23,075	L + 1.50% (1)
	37,962
Less: Unamortized deferred financing costs	(728)
Add: Effective interest rate liability	196
TOTAL	$37,430

(1) "L" reflects the three-month LIBOR paid, which ranged from 0.22 percent to 3.76 percent during the nine months ended September 30, 2022.

The loan agreements require semi-annual payments of principal and quarterly payments of interest and is secured by the Projects. The loan agreements contain certain default and related acceleration provisions. Such provisions include but are not limited to the failure to make required payments or to comply with other covenants in the loan agreements and related documents, certain actions by the Company under specified agreements relating to the Projects or the loan agreements and certain bankruptcy-related events.

5. DERIVATIVE FINANCIAL INSTRUMENTS

The Company typically enters into interest rate swaps for approximately 100 percent of the amount of debt outstanding. The Company’s interest rate swaps are settled periodically by quarterly payments, expire between 2022 and 2033, and reflect fixed rates ranging from 1.14 percent to 4.56 percent. The Company’s aggregate notional amount as of September 30, 2022, is $38.7 million. For the nine months ended September 30, 2022, the Company recognized a loss of $0.6 million from the settlement of derivative financial instruments, and this is reflected in net realized and change in unrealized gains / (losses) on derivative financial instruments on the condensed consolidated statement of operations.

6. COMMITMENTS AND CONTINGENCIES

Land Lease Agreements

Certain DESRI II Entities have entered into agreements to lease or sublease land on which to operate the Projects. The initial terms of the leases range from 20 to 26 years, with options to extend the term of certain leases. The leases require monthly or annual minimum lease payments, as defined in the respective lease agreements. Rental expense under the land leases for the nine months ended September 30, 2022, was $0.6 million, which is included in operations and maintenance expense on the condensed consolidated statement of operations.

Impact of Global Economic Conditions

A novel coronavirus outbreak (“COVID-19”), categorized by the World Health Organization as a pandemic in March 2020, has resulted in increased volatility in the financial markets and material disruptions to travel and global business activities. As of the date the condensed consolidated financial statements were available to be issued, the Company’s operations have not been materially impacted by COVID-19 pandemic, global supply chain disruptions or labor shortages. The extent and magnitude of any future impact on the Company will depend on many factors, including the duration, spread and evolution of the pandemic and the prolonging of the global supply chain and labor disruptions, all of which are highly uncertain and cannot be predicted. The Company is continuing to monitor the situation and will take appropriate actions as required to minimize the impact of these events on the Company’s consolidated financial condition, results of operations, or cash flows.

7. RELATED PARTY TRANSACTIONS

Management Fees

Certain affiliates of the Company provide services to the Company, including administrative, supervisory, management, and accounting services. The services performed are pursuant to a management agreement with the Company or affiliates of the Company. For the nine months ended September 30, 2022, the Company recognized $0.1 million, related to such services, which are included in general and administrative expenses on the condensed consolidated statement of operations. As of September 30, 2022, the outstanding amount payable to such affiliates related to these services was $42,325, which is included in due to related party on the condensed consolidated balance sheet.

Costs Paid on Behalf of the Company

Occasionally, third-party costs are paid by certain affiliates on behalf of the Company. As of September 30, 2022, the outstanding amounts payable to such affiliates were $35,000.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 30, 2022, which is the date the condensed consolidated financial statements were available to be issued. Other than the subsequent event disclosed below, there are no subsequent events requiring recording or disclosure in the condensed consolidated financial statements.

Change in Owner

On November 11, 2022, DESRI II, L.L.C. sold 100% of the outstanding membership interests in the Company to APA Finance II, LLC (the “Buyer”), an unrelated third party, for a total purchase price of $49.0 million. After the consummation of the transaction, the Buyer is the sole owner of the Company.

DESRI V ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
Nine Months Ended September 30, 2022
(in thousands)

Revenues	$11,769
Operating costs and expenses:
Operations and maintenance	1,678
Depreciation and amortization	4,056
General and administrative	335
Total Operating Costs and Expenses	6,069
Operating Income	5,700
Other income / (expenses):
Net realized and change in unrealized gains / (losses) on derivative financial instruments	9,297
Interest expense	(2,338)
Total Other Income	6,959
NET INCOME	$12,659

DESRI V ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
September 30, 2022
(in thousands)

ASSETS
Cash	$352
Restricted cash	1,985
Accounts receivable	1,894
Property, plant and equipment, net	113,585
Intangible asset, net	2,542
Derivative assets	3,000
Other assets	833
TOTAL ASSETS	$124,191

LIABILITIES AND EQUITY
Accounts payable	$138
Accrued liabilities	234
Derivative liabilities	778
Debt, net of unamortized deferred financing costs	67,835
Asset retirement obligations	3,024
Due to related parties	63
Other liabilities	14,759
TOTAL LIABILITIES	86,831

EQUITY	37,360
TOTAL LIABILITIES AND EQUITY	$124,191

DESRI V ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED STATEMENT OF EQUITY
(unaudited)
Nine Months Ended September 30, 2022
(in thousands)

Equity
Balance at January 1, 2022	$27,922
Distributions	(3,221)
Net income	12,659
Balance at September 30, 2022	$37,360

DESRI V ACQUISITION HOLDINGS, L.L.C.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
Nine Months Ended September 30, 2022
(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,056
Amortization of intangible asset	194
Net unrealized gains on derivative financial instruments	(10,216)
Amortization of deferred financing costs and effective interest rate adjustment	262
Changes in operating assets and liabilities:
Accounts receivable	(940)
Other assets	62
Accounts payable and accrued liabilities	184
Due from / to related parties	(41)
Other liabilities	(469)
Net Cash Provided By Operating Activities	5,751

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of borrowings	(2,979)
Distributions to member	(3,221)
Net Cash Used In Financing Activities	(6,200)

Net decrease in cash and restricted cash	(449)
Cash and restricted cash - beginning of period	2,786
CASH AND RESTRICTED CASH - END OF PERIOD	$2,337

DESRI V ACQUISITION HOLDINGS, L.L.C. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022
(unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

Company Overview

DESRI V Acquisition Holdings, L.L.C. (“DESRI V Acquisition Holdings”), a Delaware limited liability company, indirectly holds interest in entities that acquire, own, develop, operate, and/or sell electricity produced by various photovoltaic power generation projects (“Project” or “Project(s)”). DESRI V, L.L.C., a Delaware limited liability company (the “Member”), is the managing member of DESRI V Acquisition Holdings. DESRI V Acquisition Holdings and its subsidiaries, including the “DESRI V Entities”, as defined and discussed further below, are collectively referred to as the company (the “Company”).

The following is a summary of the Projects owned by indirect subsidiaries of DESRI V Acquisition Holdings (the “DESRI V Entity(ies)”), each of which is a Delaware limited liability company:

Buckeye Solar, L.L.C. (“Buckeye”) –Buckeye owns and operates a three megawatt (“MW(s)”) solar Project located in Buckeye, Arizona (the “Buckeye Project”). The Buckeye Project achieved commercial operations (“COD”) in January 2012. DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in Buckeye.

DESRI V LA County Solar Holdco, L.L.C. (“DVLA HoldCo”) –DVLA HoldCo was formed to own a 100 percent ownership interest in each of Forbes Street Solar LLC (“Forbes”), DESRI V LA County Solar, L.L.C. (“DVLA”), and Kona Solar LLC (“Kona”). Forbes acquired, owns, and operates a three MW solar Project located in East Providence, Rhode Island (the “Forbes Project”). The Forbes Project achieved COD in December 2013. DVLA acquired, owns, and operates several solar Projects located in Los Angeles County, California (the “LA Projects”) with total capacity of three MWs. The LA Projects achieved COD on dates ranging from October 2014 to December 2014. Kona acquired, owns, and operates solar Projects located in Kona, California (the “Kona Projects”) with total capacity of five MWs. The Kona Projects achieved COD in March 2015 and April 2015. A portion of the Forbes, DVLA, and Kona Projects’ development costs qualified for an investment tax credit (“ITC”). DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in LA County.

DESRI V Massachusetts Solar Holdco, L.L.C. (“DVMS HoldCo”) –DVMS HoldCo owns and operates several solar Projects located in Massachusetts (the “Massachusetts Projects”) with total capacity of eight MWs. The Massachusetts Projects achieved COD in dates ranging from March 2014 through August 2014. DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in DVMS HoldCo.

DESRI V Searchlight, L.L.C. (“DVS”) –DVS owns American Capital Energy - Searchlight Solar, LLC (“Searchlight”), which operates an 18 MW solar Project in Searchlight, Nevada (the “Searchlight Project”). The Searchlight Project achieved COD in December 2014. A portion of the Searchlight Project development costs qualified for an ITC. DESRI V Acquisition Holdings holds, indirectly, a 100 percent ownership interest in Searchlight.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements of DESRI V Acquisition Holdings include the accounts and operations of entities for which DESRI V Acquisition Holdings has a controlling financial interest. Upon consolidation, all intercompany accounts and transactions have been eliminated.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2021, and the related notes, which provide a more complete discussion of the Company’s accounting policies and certain other information. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, including normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the Company’s financial position as of September 30, 2022, and the results of operations and cash flows for the nine months ended September 30, 2022. The results of operations for the nine months ended September 30, 2022, are not necessarily indicative of the results that may be expected for the full year or any other future interim or annual period.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made in the condensed consolidated financial statements include, but are not limited to: (i) the useful lives of property, plant and equipment; (ii) valuation of derivative instruments; (iii) long-lived assets impairment tests; (iv) valuation of asset retirement obligations (“ARO(s)”); and (v) valuation of redeemable non-controlling interests. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from those estimates.

Cash and Restricted Cash

Cash consists of bank deposits held in checking and savings accounts. Restricted cash consists of cash balances held in checking and savings accounts for which the use of funds, as required by the Company’s lease, debt, and tax equity agreements, is restricted to meet reserve requirements and future obligations. Restricted cash may include cash held for liquidity reserves, debt service payments, and to fund operating expenditures. The payment of expenditures may be subject to supervision and approval by the respective lenders.

Cash and restricted cash as reported on the condensed consolidated statement of cash flows includes the aggregate amounts of cash and restricted cash as shown on the condensed consolidated balance sheet.

Cash and restricted cash as reported on the condensed consolidated statements of cash flow consists of (in thousands):

September 30, 2022
Cash	$352
Restricted cash	1,985
TOTAL	$2,337

Fair Value Measurement

Fair value is the price that would be received for an asset or the amount paid to transfer a liability (an exit price) within the principal or most advantageous market for such asset or liability as part of an orderly transaction between market participants on the measurement date.

The Company determines the fair value of its assets and liabilities based on a fair value hierarchy, which requires the Company to maximize the use of relevant observable inputs and minimize the use of unobservable inputs. Observable inputs are inputs that are developed using market data, such as publicly available information about actual events or transactions, and reflect the assumptions that market participants would use when pricing an asset or a liability. Unobservable inputs are inputs for which market data is not available and that are developed using the best information available about the assumptions that market participants would use when pricing an asset or a liability. The fair value hierarchy gives the highest priority to observable inputs (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below.

Level 1 – Financial instruments with unadjusted, quoted market prices in active markets for identical assets or liabilities;

Level 2 – Financial instruments with valuations that have observable inputs other than Level 1, such as quoted market prices for similar assets or liabilities, quoted market prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Financial instruments with valuations that have unobservable inputs that are significant to the determination of the fair value of the assets or liabilities.

Concentration of Credit Risk

The Company’s power purchase agreements (“PPA(s)”) and derivative financial instruments potentially subject the Company to concentrations of credit risk. The Company derives a large portion of its revenues from a small number of counterparties. For the nine months ended September 30, 2022, three counterparties accounted for 66 percent of total revenues. As of September 30, 2022, three counterparties accounted for 67 percent of accounts receivable. The Company has experienced no material credit losses to date related to its electricity and renewable energy credit (“REC(s)”) sales, and does not anticipate material credit losses to occur in the future.

Income Taxes

The Company is a flow-through entity for tax purposes and, therefore, is not subject to federal or state income taxes. Accordingly, no provision for income taxes is reflected in the condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02 (“ASU No. 2016-02”), Leases (Topic 842). Current U.S. GAAP requires lessees and lessors to classify leases as either capital leases or operating leases. Lessees recognize assets and liabilities for capital leases but do not recognize assets and liabilities for operating leases. ASU No. 2016-02 requires lessees to recognize assets and liabilities for all leases (with an exception for short-term leases) and will be effective for private entities for fiscal years beginning after December 15, 2021, and interim periods thereafter. ASU No. 2016-02 must be applied using a modified retrospective approach, and will not impact any prior comparative periods. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU No. 2020-04”). ASU No. 2020-04 is elective and provides expedients to facilitate financial reporting for the anticipated transition from the London Inter-bank Offered Rate (“LIBOR”) and other interbank reference rates. The optional expedients are effective for modification of existing contracts or new arrangements executed between March 12, 2020 and December 31, 2022. The Company is currently assessing the impact of this pronouncement on its consolidated financial statements.

3. FAIR VALUE MEASUREMENT

The Company uses several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical or comparable assets and liabilities for those assets and liabilities that are measured at fair value on a recurring basis. Certain financial instruments may be valued using multiple inputs, including discount rates, counterparty credit ratings, and credit enhancements. The assessment of the significance of any particular input to the fair value measurement requires judgment and may affect the fair value measurement of assets and liabilities and the placement of those assets and liabilities within the fair value hierarchy levels. Non-performance risk, including the consideration of a credit valuation adjustment, is also considered in the determination of fair value for all assets and liabilities measured at fair value. There were no transfers between Levels 1, 2, or 3 for the nine months ended September 30, 2022.

Interest Rate Swaps— The Company estimates the fair value of its interest rate swap derivatives using a discounted cash flow valuation technique based on the net amount of estimated future cash flows related to the swap agreements. The primary inputs used in the fair value measurement include the contractual terms of the derivative agreements, current interest rates, and credit spreads. The significant inputs for the resulting fair value measurement are market-observable inputs, and as such, the swaps are classified as Level 2 in the fair value hierarchy.

The Company has categorized its financial assets and liabilities measured at fair value on a recurring basis based upon the fair value hierarchy as follows (in thousands):

	September 30, 2022
	Level 1	Level 2	Level 3	Total
Financial Assets
Derivative assets	—	3,000	—	3,000
TOTAL	$—	$3,000	$—	$3,000
Financial Liabilities
Derivative liabilities	$—	$778	$—	$778
TOTAL	$—	$778	$—	$778

4. DEBT, NET OF UNAMORTIZED DEFERRED FINANCING COSTS

DESRI V Acquisition Finance Credit Facility

DESRI V Acquisition Finance, L.L.C. (“DESRI V Acquisition Finance”), a wholly-owned subsidiary of DESRI V Acquisition Holdings, is party to a financing agreement (the “Loan Agreement”) which provides for (i) a term loan facility (the “Term Loan”) of $31.1 million, (ii) a revolving loan facility (the “Revolving Loan”) of $1.9 million, and (iii) a letter of credit facility (the “LC Facility”) of $0.3 million. The Term Loan incurs interest of three-month LIBOR plus 1.75 percent through December 2022. Interest will accrue three-month LIBOR plus 2.00 percent from December 2022 through maturity. The LC Facility is subject to a fee of 1.75 percent of the available commitment. The Revolving Loan Facility is subject to a fee of 0.50 percent of the available loan commitment through maturity. The DESRI V Term Loan, Revolving Loan Facility, and the LC Facility mature on December 21, 2026.

As of September 30, 2022, $0.3 million of the LC Facility was issued but not drawn. As of September 30, 2022, the Revolving Loan was unutilized.

Searchlight Credit Facility

Prior to the amended financing agreement below, Searchlight was party to a financing agreement, which provided for a term loan (the “Searchlight Term Loan”) of $45.9 million and a letter of credit (“Searchlight LC Facility”) of $3.8 million. The Searchlight Term Loan bore an interest at a rate of three-month LIBOR plus 2.00 percent. The Searchlight LC Facility was subject to a fee of 2.00 percent of the available loan commitment.

On October 30, 2020, Searchlight executed an amended and restated financing agreement (the “Searchlight Loan Agreement”), which provided for (i) an additional Term Loan financing in the amount of $9.8 million (ii) reduction of Searchlight LC Facility in the amount of $2.9 million, and (iii) a new revolving loan facility (“Searchlight Revolving Loan”) of $2.6 million. The interest rate of the Searchlight Term Loan was reduced to three-month LIBOR plus 1.50 percent. The Searchlight Revolving Loan Facility and the Searchlight LC Facility are subject to a fee of 1.50 percent and 0.40 percent of the available loan commitment until maturity. The Searchlight Term Loan, Searchlight Revolving Loan Facility, and the Searchlight LC Facility mature on May 30, 2024.

Summary of Debt Outstanding and Interest Expense

The following table summarizes the debt outstanding as of September 30, 2022 (in thousands), and the applicable interest rates for the nine months ended September 30, 2022:

	Principal (in thousands)	Interest Rate
Searchlight Term Loan	$43,276	L + 1.50% (1)
DESRI V Term Loan	25,077	L + 1.75% (1)
	68,353
Less: Unamortized deferred financing costs	(789)
Add: Effective interest rate liability	271
TOTAL	$67,835

(1) "L" reflects the three-month LIBOR paid, which ranged from 0.22 percent to 3.76 percent during the nine months ended September 30, 2022.

The debt agreements require semi-annual payments of principal and quarterly payments of interest for the Searchlight Term Loan and quarterly payments of principal and interest for DESRI V Acquisition Finance and are secured by Project assets. The debt agreements contain certain default and related acceleration provisions. Such provisions include but are not limited to the failure to make required payments or to comply with other covenants in the debt agreements and related documents, certain actions by the Company under specified agreements relating to the Projects or the debt agreements and certain bankruptcy-related events.

5. DERIVATIVE FINANCIAL INSTRUMENTS

The Company typically enters into interest rate swaps for approximately 100 percent of the amount of debt outstanding. The Company’s interest rate swaps are settled periodically by quarterly payments, expire between 2022 and 2035, and reflect fixed rates ranging from 0.40 percent to 4.19 percent. The Company’s aggregate notional amount as of September 30, 2022, is $69.7 million. For the nine months ended September 30, 2022, the Company recognized losses of $0.9 million from the settlement of derivative financial instruments, and this is reflected in net realized and change in unrealized gains / (losses) on derivative financial instruments on the consolidated statement of operations.

6. COMMITMENTS AND CONTINGENCIES

Land Lease Agreements

Certain DESRI V Entities have entered into agreements to lease land on which to operate the Projects. The initial terms of the leases range from 20 to 25 years, with options to extend the term of certain leases. The leases require monthly or annual minimum lease payments, as defined in the respective lease agreements. Rental expense under the land leases for the nine months ended September 30, 2022, was $0.3 million, which is included in operations and maintenance expense on the condensed consolidated statement of operations.

Impact of Global Economic Conditions

A novel coronavirus outbreak (“COVID-19”), categorized by the World Health Organization as a pandemic in March 2020, has resulted in increased volatility in the financial markets and material disruptions to travel and global business activities. As of the date the condensed consolidated financial statements were available to be issued, the Company’s operations have not been materially impacted by COVID-19 pandemic, global supply chain disruptions or labor shortages. The extent and magnitude of any future impact on the Company will depend on many factors, including the duration, spread and evolution of the pandemic and the prolonging of the global supply chain and labor disruptions, all of which are highly uncertain and cannot be predicted. The Company is continuing to monitor the situation and will take appropriate actions as required to minimize the impact of these events on the Company’s consolidated financial condition, results of operations, or cash flows.

7. RELATED PARTY TRANSACTIONS

Occasionally, third-party costs are paid by certain affiliates on behalf of the Company. As of September 30, 2022, the outstanding amounts payable to such affiliates were $48,000, which is included in due to related parties on the condensed consolidated balance sheet. A certain affiliate of the Company, for administrative purposes, receives revenue on behalf of the

Company, and subsequently, sends the cash received to the Company. As of September 30, 2022, there were no outstanding amounts receivable from such affiliate.

Management Fees

Certain affiliates of the Company provide services to the Company, including administrative, supervisory, management, and accounting services. The services performed are pursuant to a management agreement with the Company or affiliates of the Company. For the nine months ended September 30, 2022, the Company recognized $0.2 million, related to such services, which is included in general and administrative expenses on the condensed consolidated statement of operations. As of September 30, 2022, the outstanding amount payable to such affiliates related to these services was $16,000, which is included in due to related party on the condensed consolidated balance sheet.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 30, 2022, which is the date the condensed consolidated financial statements were available to be issued. Other than the subsequent event disclosed below, there are no subsequent events requiring recording or disclosure in the condensed consolidated financial statements.

Change in Managing Member

On November 11, 2022, DESRI V, L.L.C. sold 100% of the outstanding membership interests in the Company to APA Finance II, LLC (the “Buyer”), an unrelated third party, for a total purchase price of $53.2 million. After the consummation of the transaction, the Buyer is the managing member of the Company.